                                                                    EXHIBIT 4.11


                                U.S. $650,000,000

                                CREDIT AGREEMENT

                           Dated as of April 23, 2002

                                      Among

                                 SUPERVALU INC.,
                                  as Borrower,
                                     --------

                                       and
                            THE LENDERS NAMED HEREIN,
                                   as Lenders,
                                      -------

                                       and
                              JPMORGAN CHASE BANK,
                            as Administrative Agent,
                               --------------------

                                       and
                                  BANK ONE, NA,
                              as Syndication Agent
                                 -----------------


--------------------------------------------------------------------------------


J.P. MORGAN SECURITIES INC.
and
BANC ONE CAPITAL MARKETS, INC.,
as Co-Lead Arrangers and Joint Bookrunners
   ------- ---------     ----- -----------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Certain Defined Terms..........................................1
               ---------------------
SECTION 1.02.  Computation of Time Periods...................................18
               ---------------------------
SECTION 1.03.  Accounting Terms..............................................18
               ----------------

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01.  The A Advances................................................19
               --------------
SECTION 2.02.  Making the A Advances.........................................19
               ---------------------
SECTION 2.03.  The B Advances................................................21
               --------------
SECTION 2.04.  Swingline Loans...............................................25
               ---------------
SECTION 2.05.  Letters of Credit.............................................25
               -----------------
SECTION 2.06.  Fees..........................................................29
               ----
SECTION 2.07.  Termination or Reduction of the Commitments or the
               --------------------------------------------------
                    Swingline Commitment; Voluntary Reduction................31
                    -----------------------------------------
SECTION 2.08.  Repayment of A Advances, B Advances and Swingline Loans.......32
               -------------------------------------------------------
SECTION 2.09.  Interest on Advances and Swingline Loans......................32
               ----------------------------------------
SECTION 2.10.  Additional Interest on LIBOR Advances.........................33
               -------------------------------------
SECTION 2.11.  Interest Rate Determination...................................33
               ---------------------------
SECTION 2.12.  Voluntary Conversion of A Advances............................34
               ----------------------------------
SECTION 2.13.  Prepayments of A Advances and Swingline Loans.................35
               ---------------------------------------------
SECTION 2.14.  Increased Costs...............................................35
               ---------------
SECTION 2.15.  Illegality....................................................36
               ----------
SECTION 2.16.  Payments and Computations.....................................37
               -------------------------
SECTION 2.17.  Sharing of Payments, Etc......................................38
               -------------------------
SECTION 2.18.  Taxes.........................................................38
               -----
SECTION 2.19.  Use of Proceeds...............................................41
               ---------------
SECTION 2.20.  Termination Date Extensions...................................41
               ---------------------------
SECTION 2.21.  Replacement of Lenders........................................42
               ----------------------
SECTION 2.22.  Evidence of Debt..............................................42
               ----------------

                                  ARTICLE III

                              CONDITIONS OF LENDING

SECTION 3.01.  Conditions Precedent to the Effective Date....................43
               ------------------------------------------
SECTION 3.02.  Conditions Precedent to Each A Borrowing, Swingline
               ---------------------------------------------------
                    Borrowing and Issuance of Letters of Credit..............45
                    -------------------------------------------
SECTION 3.03.  Conditions Precedent to Each B Borrowing......................46
               ----------------------------------------

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties of the Borrower................47
               ----------------------------------------------

                                    ARTICLE V

                            COVENANTS OF THE BORROWER


SECTION 5.01.  Affirmative Covenants.........................................52
               ---------------------
SECTION 5.02.  Negative Covenants............................................55
               ------------------
SECTION 5.03.  Restrictive Financial Covenants...............................62
               -------------------------------

                                   ARTICLE VI

                                EVENTS OF DEFAULT

SECTION 6.01.  Events of Default.............................................63
               -----------------

                                   ARTICLE VII

                                    THE AGENT

SECTION 7.01.  Appointment...................................................66
               -----------
SECTION 7.02.  Nature of Duties..............................................67
               ----------------
SECTION 7.03.  Exculpation, Rights Etc.......................................67
               ------------------------
SECTION 7.04.  Reliance......................................................68
               --------
SECTION 7.05.  Indemnification...............................................68
               ---------------
SECTION 7.06.  Agent In Its Individual Capacity..............................68
               --------------------------------
SECTION 7.07.  Notice of Default.............................................69
               -----------------
SECTION 7.08.  Holders of Obligations........................................69
               ----------------------
SECTION 7.09.  Resignation by the Agent......................................69
               ------------------------

SECTION  7.10. Removal of Agent..............................................69
               ----------------

                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 8.01.  Amendments, Etc...............................................70
               ----------------
SECTION 8.02.  Notices, Etc..................................................71
               -------------
SECTION 8.03.  No Waiver; Remedies...........................................71
               -------------------
SECTION 8.04.  Costs and Expenses............................................71
               ------------------
SECTION 8.05.  Right of Setoff...............................................72
               ---------------
SECTION 8.06.  Binding Effect................................................73
               --------------
SECTION 8.07.  Assignments and Participations................................73
               ------------------------------
SECTION 8.08.  Indemnification...............................................76
               ---------------
SECTION 8.09.  Governing Law; Submission to Jurisdiction.....................77
               -----------------------------------------
SECTION 8.10.  Execution in Counterparts.....................................77
               -------------------------
SECTION 8.11.  Confidentiality...............................................77
               ---------------
SECTION 8.12.  WAIVER OF JURY TRIAL, ETC.....................................78
               -------------------------

Schedule I       -  Commitments
Schedule II      -  Applicable Lending Offices
Schedule III     -  Existing Debt
Schedule IV      -  Subsidiaries
Schedule V       -  Existing Liens
Schedule VI      -  Excluded Restrictive Agreements
Schedule VII     -  Structured Lease Transactions and Exchange Note Transactions
Schedule VIII    -  Letters of Credit
Schedule VIIIA   -  PNC Letters of Credit
Schedule IX      -  Permitted Amendments
Exhibit A-1      -  Form of A Note
Exhibit A-2      -  Form of B Note
Exhibit B-1      -  Form of Notice of A Borrowing
Exhibit B-2      -  Form of Notice of B Borrowing
Exhibit C        -  Form of Assignment and Acceptance
Exhibit D        -  Form of Opinion of Dorsey & Whitney, Special Counsel
                    for the Borrower
Exhibit E        -  Form of Opinion of John E. Breedlove, Associate General
                    Counsel of the Borrower

                                CREDIT AGREEMENT

                           Dated as of April 23, 2002



     SUPERVALU INC., a Delaware corporation (the "Borrower"), the lenders (together with any other lender that hereafter becomes a party to this Agreement, the "Lenders") listed on the signature pages hereof, JPMORGAN CHASE BANK ("JPMCB"), as administrative agent for the Lenders hereunder (the "Agent") and BANK ONE, NA, as syndication agent (the "Syndication Agent"), agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "A Advance" means an advance by a Lender to the Borrower as part of an A Borrowing and refers to a Base Rate Advance or a LIBOR Advance.

     "A Borrowing" means a borrowing consisting of simultaneous A Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

     "A Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the A Advances made by such Lender.

     "Accounts Receivable" means, for any date, accounts receivables and notes receivables that would be reflected on a Consolidated balance sheet of the Borrower and its Subsidiaries (other than Foreign Subsidiaries) prepared as of such date in accordance with GAAP.

     "Advance" means an A Advance or a B Advance.

     "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") as used with respect to any Person or group of Persons, shall mean possession directly or indirectly of the power to direct or cause the direction of management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Applicable Facility Fee Rate" means, for any period a percentage per annum equal to the percentage set forth below determined by reference to the lower of
(x) the rating of the Borrower's long-term, senior unsecured Debt from S&P or
(y) the rating of the Borrower's long-term, senior unsecured Debt from Moody's, in each case as in effect from time to time during such period:

     ---------------------------------------------------------------------
                           Borrower's
                        Long-Term Senior
                     Unsecured Debt Rating                   Applicable
                    S&P or Moody's ("Level")             Facility Fee Rate
                                     -----
     ---------------------------------------------------------------------
     Level 1
     -------
     BBB+ or better, or Baa1 or better                         .150%
     Level 2
     -------
     BBB or Baa2                                               .200%
     Level 3
     -------
     BBB- or Baa3                                              .250%
     Level 4
     -------
     BBB- and Ba1, or BB+ and Baa3                             .300%
     Level 5
     -------
     Worse than BB+ or worse than Ba1                          .350%
     ---------------------------------------------------------------------

provided that if, at any time, no rating is available from S&P, Moody's or any other nationally recognized statistical rating organization designated by the Borrower and approved in writing by the Majority Lenders, the Applicable Facility Fee Rate shall be .350%; and provided further that (i) upon the occurrence of a ratings differential between S&P and Moody's that corresponds to a differential of two or more Levels, the Applicable Facility Fee Rate shall be based upon the Level that is one Level above the Level corresponding to the lower rating and (ii) in the event of a ratings differential corresponding to Level 4 and Level 5, the Applicable Facility Fee Rate will be based upon Level 4.

     "Applicable Interest Rate Margin" means, for each LIBOR Advance, for any Interest Period, a percentage per annum equal to the percentage set forth below determined by reference to the lower of (x) the rating of the Borrower's long-term, senior unsecured Debt from S&P or (y) the rating of the Borrower's long-term, senior unsecured Debt from Moody's, in each case for LIBOR Advances, as in effect on the first day of such Interest Period:

     -------------------------------------------------------------------------
                            Borrower's
                         Long-Term Senior
                      Unsecured Debt Rating                   Applicable
                     S&P or Moody's ("Level")            Interest Rate Margin
                                      -----
     -------------------------------------------------------------------------
     Level 1
     -------
     BBB+ or better, or Baa1 or better                           .650%
     Level 2
     -------
     BBB or Baa2                                                 .800%
     Level 3
     -------
     BBB- or Baa3                                               1.000%
     Level 4
     -------
     BBB-and Ba1, or BB+ and Baa3                               1.325%
     Level 5
     -------
     Worse than BB+ or worse than Ba1                           1.400%
     -------------------------------------------------------------------------

provided that if, at any time, no rating is available from S&P, Moody's or any other nationally recognized statistical rating organization designated by the Borrower and approved in writing by the Majority Lenders, the Applicable Interest Rate Margin for LIBOR Advances for such Interest Period shall be 1.400%; and provided further that (i) upon the occurrence of a ratings differential between S&P and Moody's that corresponds to a differential of two or more Levels, the Applicable Interest Rate Margin shall be based upon the Level that is one Level above the Level corresponding to the lower rating and
(ii) in the event of a ratings differential between Level 4 and Level 5, the Applicable Interest Rate Margin will be based upon Level 4. Notwithstanding the foregoing, prior to the delivery of financial statements required by Section 5.01(d)(i)(x) for the Borrower's second full fiscal quarter ending following the Effective Date, the Applicable Interest Rate Margin shall be the greater of (a) the rate determined by reference to the ratings on the Effective Date and (b) the Applicable Interest Rate Margin determined in accordance with the preceding sentence.

     "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's LIBOR Lending Office in the case of a LIBOR Advance and, in the case of a B Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office with respect to such B Advance.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

     "Available LC Amount" means at any time an amount equal to the lesser of
(i) $175,000,000 and (ii) the excess, if any, of the aggregate amount of the Commitments over the aggregate outstanding amount of A Advances plus B Advances plus Swingline Loans at such time.

     "B Advance" means an advance by a Lender to the Borrower as part of a B Borrowing resulting from the auction bidding procedure described in Section 2.03.

     "B Borrowing" means a borrowing consisting of simultaneous B Advances from each of the Lenders whose offer to make one or more B Advances as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 2.03.

     "B Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a B Advance made by such Lender.

     "B Reduction" has the meaning specified in Section 2.01.

     "Base Rate" means, for any day, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall be equal to the higher of:

          (a) the Prime Rate in effect on such day; and

          (b) 1/2 of one percent per annum above the Federal Funds Rate.

     "Base Rate Advance" means an A Advance that bears interest as provided in
Section 2.09(a)(i).

     "Borrowing" means an A Borrowing, a B Borrowing or a Swingline Borrowing.

     "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and London and, if the applicable Business Day relates to any LIBOR Advances, on which dealings are carried on in the London interbank market.

     "Capital Lease" shall mean a lease meeting one or more of the criteria set forth in paragraph 7 of the Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board (as in effect from time to time or as set forth in a statement of GAAP superseding such paragraph 7).

     "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Commercial Letters of Credit" means (i) the commercial Letters of Credit issued by the LC Bank for the account of the Borrower pursuant to Section 2.05, and (ii) the commercial Letters of Credit previously issued by Wachovia Bank of Georgia, National Association that (a) are outstanding on the date of this Agreement and (b) are listed on Schedule VIII hereto.

     "Commitment" means, with respect to each Lender, the commitment of such Lender to make A Advances and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount at any time of the sum of the outstanding principal amount of such Lender's A Advances, its LC Exposure and its Swingline Exposure at such time, as such commitment may be (a) reduced from time to time pursuant to
Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 8.07. The initial amount of each Lender's Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

     "Consolidated" refers to the consolidation of accounts of the Borrower and its Subsidiaries in accordance with GAAP, including principles of consolidation.

     "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) Consolidated income tax expense for such period,
(iii) all amounts attributable to depreciation and amortization for such period and (iv) any extraordinary or unusual non- cash charges for such period, including, without limitation, in respect of the Borrower's fourth fiscal quarter of 2002 only, an amount not to exceed $58,800,000 of restructuring and other charges taken in such fiscal quarter that were announced in April 2002 and specified in the Borrower's 2002 annual report and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary gains for such period, all determined on a Consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, for any period (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) minus (b) the interest income, in each case, of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, for any period, the net income or loss of the Borrower and its Subsidiaries for such period determined on a Consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Borrower or any Subsidiary of the Borrower) in which any other Person (other than the Borrower or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries during such period, and
(b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or the date that such Person's assets are acquired by the Borrower or any Subsidiary of the Borrower.

     "Consolidated Rent Expense" means, for any period, all payment obligations of the Borrower and its Subsidiaries during such period as lessee under any leases other than Capital Leases (net of sub-lease income), as determined on a Consolidated basis.

     "Consolidated Tangible Assets" means at any date the sum of the Tangible Assets of the Borrower and its Subsidiaries on a Consolidated basis after eliminating intercompany items, all determined in accordance with GAAP, including appropriate deductions for any minority interest in Tangible Assets of such Consolidated Subsidiaries; provided that the Consolidated assets of the Borrower and its Subsidiaries shall be determined by reference to the most recent financial statements of the Borrower delivered pursuant to Section 5.01(d)(i)(x) or (y).

     "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.12 or 2.15.

     "Debt" of any Person means (i) indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) the present value of all obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as Capital Leases, (v) all obligations under, or the net investments outstanding pursuant to, any Permitted Receivables Financing, (vi) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien or property owned or acquired by such Persons, (vii) obligations of the Borrower and each of its Subsidiaries under each Hedging Agreement that (A) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (B) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into, and
(viii) all obligations of such Person under direct or indirect Guarantees in respect of, and all obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above (and for the purposes only of Sections 5.02(e) and (f), excluding any Guarantee by the Borrower or any of its Subsidiaries of any obligations of any Person, other than the Borrower or any of its Subsidiaries, which is existing as of the Effective Date and of which the Agent has been notified in writing by the Borrower on or before the Effective Date).

     "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

     "Domestic Lending Office" means, with respect to any Lender the office of such Lender specified as its "Domestic Lending Office" opposite its name on
Schedule II hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

     "Effective Date" means the date on which the conditions specified in
Section 3.01 have been satisfied.

     "Eligible Accounts Receivable" means, for any date, Accounts Receivable which are reflected on a Consolidated balance sheet of the Borrower and its Subsidiaries (other than Foreign Subsidiaries) as current accounts receivable, excluding (a) that portion of Accounts Receivable that have been sold to or purchased by a Person that is not a Subsidiary (i) pursuant to any Permitted Receivables Financing, or (ii) pursuant to any transaction permitted by clause
(iv) of Section 5.02(c), and (b) that portion of Accounts Receivable that are subject to a Lien pursuant to any Permitted Receivables Financing.

     "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000, (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000, (iii) a commercial bank organized under the laws of any other country which is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through such bank's branch, or agency, located in the United States, (iv) the central bank of any country which is a member of the OECD, (v) a commercial finance company organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000, (vi) any Lender or Affiliate of a Lender, (vii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business, (viii) any fund that invests in bank loans and similar extensions of credit, and (ix) such other bank, company, financial institution or fund to which the Borrower shall consent; provided, however, that notwithstanding anything to the contrary set forth in this Agreement, no Person that is organized under the laws of a jurisdiction outside the United States shall be an Eligible Assignee if, at the time of an assignment pursuant to Section 8.07, such Person would be subject to United States interest withholding tax at a rate greater than zero; provided further, however, that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee.

     "Environmental Action" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

     "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to the environment, health, safety or Hazardous Materials.

     "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

     "Equity Interests" means shares of capital stock, partnership interests, joint venture interests, membership interests in a limited liability or unlimited liability company, beneficial interests in a trust or other equity ownership interests in a Person (including, without limitation, Voting Stock) of whatever nature and rights, including warrants or options to acquire any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "ERISA Affiliate" of any Person means any other Person that for purposes of Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended from time to time, is a member of such Person's controlled group, or under common control with such Person, within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended from time to time.

     "ERISA Event" with respect to any Person means (a) the occurrence of a material reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates, unless the 30-day notice requirement with respect to such event has been waived by the PBGC, (b) the application for a minimum funding waiver with respect to any Plan of such Person or any of its ERISA Affiliates, (c) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA), (d) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA, (e) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (f) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Internal Revenue Code of 1986, as amended from time to time, or Section 302 of ERISA), whether or not waived, (g) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to Section 307 of ERISA, or (h) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer such Plan.

     "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Events of Default" has the meaning specified in Section 6.01.

     "Excluded Debt" means Borrowings, Letters of Credit, commercial paper, the obligations referred to in clause (v) of the definition of the term "Debt", Debt arising under the Borrower's existing $25,000,000 line of credit with Banca Nazionale del Lavoro and Debt assumed in connection with any acquisition of assets by the Borrower to the extent permitted by this Agreement (including any refinancing, renewal, amendment, or replacement of any of the foregoing).

     "Existing Notes Indenture" means the Indenture dated as of July 1, 1987 between the Borrower and Bankers Trust Company, as amended and supplemented as of the Effective Date.

     "Existing Five-Year Credit Agreement" means the Credit Agreement dated as of August 16, 2001, as amended, modified or supplemented, among the Borrower, the lenders named therein, JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) as agent, Bank One, NA as syndication agent, First Bank National Association, The Fuji Bank, Limited, Nationsbank, N.A. and PNC Bank, National Association as co-agents, Bank of America National Trust & Savings Association, The Bank of New York, Bank One, NA, Fleet National Bank, Morgan Guaranty Trust Company of New York and

Norwest Bank Minnesota, National Association as lead managers and Bankers Trust Company.

     "Existing 364-Day Credit Agreement" means the Credit Agreement dated as of August 16, 2001, as amended, modified or supplemented, among the Borrower, the lenders named therein, JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) as agent and Bank One, NA as syndication agent.

     "Federal Funds Rate" means, for any period, a current market interest rate per annum equal for each day during such period to the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers as published for such day (or, if such day is not a Business Day) for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of nationally recognized standing selected by it.

     "Financial Officer" means, for any Person, the chief executive officer, the chief financial officer, the senior vice president-finance, the chief accounting officer, the treasurer or the controller of such Person or any assistant treasurer or any assistant controller of such Person previously identified in writing to the Agent.

     "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles in the United States of America, consistently applied.

     "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or obligation, provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     "Hazardous Materials" means petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, radon gas and any other chemicals, materials or substances designated, classified or regulated as being "hazardous" or "toxic", or words of similar import, under any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation policy or guidance.

     "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

     "Holding Account" means an interest-bearing deposit account belonging to the Agent for the benefit of the Lenders into which the Borrower may be required to make cash deposits pursuant to the provisions of this Agreement, such account to be under the sole dominion and control of the Agent and not subject to withdrawal by the Borrower, with any amounts therein to be held for application toward payment of any outstanding Letters of Credit when drawn upon.

     "Information Memorandum" means the Confidential Information Memorandum dated March, 2002 with respect to the Borrower.

     "Immaterial Subsidiary" means any Subsidiary that has less than $5,000,000 in assets (excluding Equity Interests in such Subsidiary's Subsidiaries), provided that the percentage of Inventory and Eligible Accounts Receivable represented by the portion of Inventory and Eligible Accounts Receivable attributable to the Immaterial Subsidiaries as a group will at no time exceed 5%.

     "Insufficiency" means, with respect to any Plan of the Borrower or any of its ERISA Affiliates, the amount, if any, of "unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) for such Plan.

     "Interest Period" means, for each LIBOR Advance comprising part of the same A Borrowing, the period commencing on the date of such LIBOR Advance or the date of the Conversion of any A Advance into such a LIBOR Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period for a LIBOR Borrowing shall be 1, 2, 3 or 6 months and, if available to all Lenders, 9 months, in each case as the Borrower may, upon notice received by, the Agent not later than 11:00 A.M. (New York

City time) on the third Business Day, prior to the first day of such Interest Period, select; provided, however, that:

          (i) the duration of any Interest Period which commences before the Termination Date and would otherwise end after such date shall end on such date;

          (ii) Interest Periods commencing on the same date for LIBOR Advances comprising part of the same A Borrowing shall be of the same duration;

          (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

          (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

     "Inventory" means, for any date, inventory that is located in the United States of America and would be reflected on a Consolidated balance sheet of the Borrower and its Subsidiaries (other than Foreign Subsidiaries) prepared as of such date in accordance with GAAP.

     "LC Bank" means (i) such Lender as is designated as the LC Bank for any Letter of Credit by written notice to the Agent from such Lender and the Borrower, (ii) Wachovia Bank of Georgia, National Association for the Letters of Credit listed in Schedule VIII and (iii) PNC Bank, National Association for the Letters of Credit listed in Schedule VIIIA, in such Bank's capacity as LC Bank under the letter of credit facility described in Section 2.05 and its successors in such capacity.

     "LC Exposure" means, at any time and for any Lender, an amount equal to such Lender's Percentage of the aggregate amount of Letter of Credit Liabilities at such time.

     "Lender Affiliate" means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Lenders" means the banks party hereto and each Eligible Assignee that shall become a party hereto pursuant to Section 8.07(c).

     "Letter of Credit Liabilities" means, at any time and in respect of any Letter of Credit, the sum, without duplication, of (i) the amount available for drawing under such Letter of Credit plus (ii) the aggregate unpaid amount of all Reimbursement Obligations in respect of previous drawings made under such Letter of Credit.

     "Letters of Credit" means the Commercial Letters of Credit and the Standby Letters of Credit.

     "LIBOR" means, for any Interest Period for any LIBOR Advance comprising part of the same A Borrowing, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to that currently provided on such page of such Service, as determined by the Agent from time to time for the purpose of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period, as the rate for U.S. dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then "LIBOR" with respect to such LIBOR Advance for such Interest Period shall be an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the greater of
(i) $1,000,000 and (ii) such Reference Bank's LIBOR Advance comprising part of such A Borrowing, and for a period equal to such Interest Period.

     "LIBOR Advance" means an A Advance that bears interest as provided in
Section 2.09(a)(ii).

     "LIBOR Lending Office" means, with respect to any Lender, the office of such Lender specified as its "LIBOR Lending Office" opposite its name on
Schedule II hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

     "LIBOR Reserve Percentage" of any Lender for any Interest Period for any LIBOR Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

     "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement concerning property, including, without limitation, the lien or retained security title of a conditional vendor and any other encumbrance on title to real property to secure repayment of a liability.

     "Loan Documents" means this Agreement and the Notes.

     "Majority Lenders" means at any time Lenders holding at least 51% of the then aggregate unpaid principal amount of the A Notes plus the then aggregate unpaid amount of Reimbursement Obligations held by Lenders, or, if no such principal amount is then outstanding, Lenders having at least 51% of the Commitments (or if the aggregate Commitment has been terminated, Lenders holding at least 51% of the then aggregate unpaid principal amount of the Notes plus the then aggregate unpaid amount of Reimbursement Obligations).

     "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition (financial or otherwise), of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

     "Material Subsidiary" means, at any time, any Subsidiary of the Borrower which (a) is a wholly-owned limited liability company or (b) is not a Foreign Subsidiary or an Immaterial Subsidiary.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" of any Person means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "Multiple Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under
Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "Net Worth" means, as of any date, the excess of total assets over total liabilities of the Borrower and its Subsidiaries as of such date determined on a Consolidated basis in accordance with GAAP.

     "Note" means an A Note or a B Note.

     "Notice of A Borrowing" has the meaning specified in Section 2.02(a).

     "Notice of B Borrowing" has the meaning specified in Section 2.03(a)(i).

     "Notice of Swingline Borrowing" has the meaning specified in Section
2.04(b).

     "OECD" means the Organization for Economic Cooperation and Development.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor entity thereto.

     "Percentage" means, with respect to each Lender, the percentage equal to a fraction the numerator of which is the amount of such Lender's Commitment (or, in the event the Commitments have been terminated, such Lender's Commitment as is in effect immediately prior to such termination) and the denominator of which is the aggregate amount of the Commitments (or, in the event the Commitments have been terminated, the aggregate amount of the Commitments as in effect immediately prior to such termination) of the Lenders.

     "Permitted Receivables Financing" means (a) the sale by the Borrower and certain Subsidiaries of the Borrower of accounts receivable to the Receivables Subsidiary pursuant to the Receivables Purchase Agreement, (b) the sale of such accounts receivable (or participations therein) by the Receivables Subsidiary to certain purchasers pursuant to the Receivables Transfer Agreement, (c) any other accounts receivable financing having substantially similar effect as the Permitted Receivables Financing referred to in clauses (a) and (b) above and the terms of which are otherwise no more adverse to the Lenders than the terms of the Permitted Receivables Financing referred to in clauses (a) and (b) above.

     "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Plan" means a Single Employer Plan or a Multiple Employer Plan, but does not include any such plan with a total projected benefit obligation (as defined in Statement of Financial Accounting Standards 87) of less than $20,000,000.

     "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

     "Receivables Purchase Agreement" means (a) each Purchase Agreement as defined in the receivables purchase agreement referred to in clause (a) of the definition of the term "Receivables Transfer Agreement" and (b) any agreement replacing such Receivables Purchase Agreement, provided that such replacing agreement contains terms that are substantially similar to such Receivables Purchase Agreement and that are otherwise no more adverse to the Lenders than the applicable terms of such Receivables Purchase Agreement.

     "Receivables Subsidiary" means Supervalu Receivables Funding Corporation, a Delaware corporation, and any other special-purpose, bankruptcy-remote Subsidiary of the Borrower created and maintained solely to effect a Permitted Receivables Financing.

     "Receivables Transfer Agreement" means (a) the Receivables Purchase Agreement dated as of August 16, 2001, among the Receivables Subsidiary, the Borrower as servicer, Delaware Funding Corporation as conduit purchaser, JPMorgan Chase Bank (formerly Morgan Guaranty Trust Company of New York) as administrative agent and as facility agent for certain persons, Blue Ridge Asset Funding Corporation as a conduit purchaser, Wachovia Bank N.A. as facility agent for certain persons and the other conduit purchasers, alternate purchasers and facility agents party thereto and the Subsidiaries party thereto, related to the Permitted Receivables Financing and (b) any agreement replacing such Receivables Transfer Agreement, provided that such replacing agreement contains terms that are substantially similar to such Receivables Transfer Agreement and that are otherwise no more adverse to the Lenders than the applicable terms of such Receivables Transfer Agreement.

     "Reference Banks" means JPMorgan Chase Bank and Bank One, NA or any successor Reference Bank appointed pursuant to Section 2.11(c).

     "Register" has the meaning specified in Section 8.07(c).

     "Reimbursement Obligations" means at any date the obligations of the Borrower then outstanding under Section 2.05 to reimburse the LC Bank for the amount paid by the LC Bank in respect of a drawing under a Letter of Credit.

     "S&P" means Standard & Poor's Ratings Group, Inc.

     "Single Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

     "Standby Letter of Credit" means (i) any letter of credit, other than a Commercial Letter of Credit, issued by an LC Bank for the account of the Borrower pursuant to Section 2.05, (ii) the letters of credit, other than Commercial Letters of Credit, issued by Wachovia Bank of Georgia, National Association for the account of the Borrower as listed in Schedule VIII, (iii) the letters of credit, other than Commercial Letters of Credit, issued by PNC Bank, National Association for the account of the Borrower or SUPERVALU Holdings Inc. as listed in Schedule VIIIA, and (iv) the letters of credit, other than Commercial Letters of Credit, that were previously issued pursuant to the Existing Five-Year Credit Agreement that (a) are outstanding on the date of this Agreement and (b) listed on Schedule X hereto.

     "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock or other Equity Interests having ordinary voting power to elect a majority of the Board of Directors of such entity or organization (irrespective of whether at the time capital stock or other Equity Interests of any other class or classes of such entity or organization shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such entity or organization or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

     "Swingline Borrowing" means a borrowing consisting of a Swingline Loan made pursuant to Section 2.04.

     "Swingline Commitment" means the obligation of the Swingline Lender to make Swingline Loans to the Borrower in aggregate principal amount at any one time outstanding not to exceed the lesser of (i) $10,000,000 and (ii) the excess, if any, of the Swingline Lenders Commitment as a Lender over the sum of (x) the aggregate outstanding principal amount of the Swingline Lender's A Advances as a Lender plus (y) the Swingline Lenders LC Exposure as a Lender, in each case at such time.

     "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Percentage of the total Swingline Exposure at such time.

     "Swingline Lender" means JPMCB, in its capacity as the Swingline Lender under the Swingline facility described in Section 2.04, and its successors in such capacity.

     "Swingline Loan" means a loan made by the Swingline Lender pursuant to
Section 2.04.

     "Tangible Assets" of any Person means, at any date, the gross book value as shown by the accounting books and records of such Person (maintained in accordance with GAAP) of all its property both real and personal less (i) the net book value of all its licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, non-compete agreements or organizational expenses and other like intangibles, (ii) unamortized indebtedness discount and expense, (iii) all reserves for depreciation, obsolescence, depletion and amortization of its properties and (iv) all other proper valuation reserves against assets which in accordance with GAAP should be provided in connection with the business conducted by such Person.

     "Termination Date" means the earlier of April 23, 2005 (as the same may be extended pursuant to Section 2.20 up to April 23, 2007) and the date of termination in whole of the Commitments pursuant to Section 2.07 or 6.01.

     "Type" when used in respect of any A Advance, shall mean Base Rate Advance or LIBOR Advance.

     "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

     "Welfare Plan" means a welfare plan, as defined in Section 3(l) of ERISA.

     "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word

"from" means "from and including" and the words "to" and "until" each means "to but excluding".

     SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied.


                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

     SECTION 2.01. The A Advances. Each Lender severally agrees on the terms and conditions hereinafter set forth, to make A Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in amounts such that the sum of (x) the aggregate principal amount of A Advances by such Lender plus (y) such Lender's Swingline Exposure plus (z) such Lender's LC Exposure at any one time outstanding shall not exceed such Lender's Commitment, provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the B Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be applied to the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "B Reduction"), and provided further that in no event shall the Swingline Lender be obligated to make any loan hereunder if, after making such loan and giving effect to the application of any funds made available at such time to prepay or repay any outstanding Swingline Loan, the sum of the aggregate principal amount of A Advances, Swingline Loans and LC Exposure at such time outstanding exceeds an amount equal to (i) the aggregate Commitment less (ii) the aggregate B Reduction. Each A Borrowing shall be in an aggregate amount not less than $20,000,000 or an integral multiple of $1,000,000 in excess thereof (or, if less, an aggregate amount equal to the difference between the aggregate amount of a proposed B Borrowing requested by the Borrower and the aggregate amount of B Advances offered to be made by the Lenders and accepted by the Borrower in respect of such B Borrowing, if such B Borrowing is made on the same date as such A Borrowing) and shall consist of A Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may from time to time borrow under this Section 2.01, prepay pursuant to Section 2.13(b) and reborrow under this Section 2.01.

     SECTION 2.02. Making the A Advances. (a) Each A Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) (i) on the same Business Day as the proposed A Borrowing in the case of an A Borrowing consisting of

Base Rate Advances or (ii) on the third Business Day prior to the date of the proposed A Borrowing in the case of an A Borrowing consisting of LIBOR Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier, telex or cable. Each such notice of an A Borrowing (a "Notice of A Borrowing") shall be by telecopier, or by telex or cable (confirmed immediately in writing), in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such A Borrowing, (ii) Type of A Advances comprising such A Borrowing, (iii) aggregate amount of such A Borrowing, and (iv) in the case of an A Borrowing comprised of LIBOR Advances, the initial Interest Period for each such A Advance. Each Lender shall, before 1:00 P.M. (New York City time) on the date of such A Borrowing, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 8.02, in same day funds, such Lender's ratable portion of such A Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's aforesaid address not later than 2:00 P.M. (New York City time) on such date.

     (b) Anything in subsection (a) above to the contrary notwithstanding, the Borrower may not select LIBOR Advances for any A Borrowing if the aggregate amount of such A Borrowing is less than $20,000,000.

     (c) Each Notice of A Borrowing shall be irrevocable and binding on the Borrower. In the case of any A Borrowing that the related Notice of A Borrowing specifies is to be comprised of LIBOR Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of A Borrowing for such A Borrowing the applicable conditions set forth in
Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the A Advance to be made by such Lender as part of such A Borrowing when such A Advance, as a result of such failure, is not made on such date.

     (d) Unless the Agent shall have received notice from a Lender (i) by 12:00 Noon (New York City time) on the date of any A Borrowing in the case of any A Borrowing consisting of Base Rate Advances or (ii) by 12:00 Noon (New York City time) on the Business Day prior to the date of any A Borrowing consisting of LIBOR Advances that such Lender will not make available to the Agent such Lender's ratable portion of such A Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such A Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available by the Agent to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to A Advances comprising such A Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's A Advance as part of such A Borrowing for purposes of this Agreement.

     (e) The failure of any Lender to make the A Advance to be made by it as part of any A Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its A Advance on the date of such A Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the A Advance to be made by such other Lender on the date of any A Borrowing.

     SECTION 2.03. The B Advances. (a) Each Lender severally agrees that the Borrower may make B Borrowings under this Section 2.03 from time to time on any Business Day during the period from the Effective Date until the date occurring 15 days prior to the Termination Date in the manner set forth below, provided that following the making of each B Borrowing, the aggregate amount of the Advances then outstanding shall not exceed an aggregate amount equal to (x) the Commitments of the Lenders at such time (computed without regard to any B Reduction) less (y) the aggregate LC Exposure at such time less (z) the aggregate outstanding principal amount of Swingline Loans at such time.

          (i) The Borrower may request a B Borrowing under this Section 2.03 by delivering to the Agent, by telecopier, telex or cable, confirmed immediately in writing, a notice of a B Borrowing (a "Notice of B Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying therein the date and aggregate amount of the proposed B Borrowing, the maturity date for repayment of each B Advance to be made as part of such B Borrowing (which maturity date may be (i) 14 to 180 days after the date of the B Borrowing in the case of fixed rate B Borrowings and (ii) 30 to 180 days after the date of the B Borrowing in the case of floating rate B Borrowings, but in either case may not be later than the Termination Date), the interest payment date or dates relating thereto, and any other terms to be applicable to such B Borrowing, not later than 10:00 A.M. (New York City time) (A) at least one Business Day prior to the date of the proposed B Borrowing, if the Borrower shall specify in the Notice of B Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum and (B) at least four Business Days prior to the date of the proposed B Borrowing, if the Borrower shall specify in the Notice of B Borrowing that the rates of interest to be offered by the Lenders shall be floating rates per annum. The Agent shall in turn promptly notify by telecopier each Lender of each request for a B Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of B Borrowing.

          (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more B Advances to the Borrower as part of such proposed B Borrowing at a rate or rates of interest specified by such Lender in its sole discretion (but conforming to the Borrower's Notice of B Borrowing in respect thereof), by notifying the Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (New York City time) (A) on the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above and
     (B) three Business Days before the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph (i) above, of the minimum amount and maximum amount of each B Advance which such Lender would be willing to make as part of such proposed B Borrowing (which amounts may exceed such Lender's Commitment), the rate or rates of interest therefor and such Lender's Applicable Lending office with respect to such B Advance, provided that if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Lenders. Unless the Agent shall have received notice from a Lender before 10:00 A.M. in accordance with the immediately preceding sentence, the Agent and the Borrower may assume that such Lender has elected not to make such an offer pursuant to this Section 2.03(a)(ii).

          (iii) The Borrower shall (A) before 11:00 A.M. (New York City time) on the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above and (B) before 1:00 P.M. (New York City time) on the Business Day that is three Business Days before the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph (i) above, either:

               (x) cancel such B Borrowing by giving the Agent notice to that effect; or

               (y) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Agent of the amount of each B Advance (which amount shall be equal to or greater than the minimum amount (subject, however, to the second paragraph of this subsection (iii) below), and equal to or less than the maximum amount, notified to the Borrower by the Agent on behalf of such Lender for such B Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such B Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Agent notice to that effect.

          The acceptance of offers by the Borrower pursuant the foregoing clause
     (y) shall be on the basis of ascending rates of interest contained in the offers made by Lenders pursuant to paragraph (ii) above, provided that in the event that two or more of such offers contain the same rate of interest for a greater aggregate principal amount than the amount specified in such Notice of B Borrowing (less the aggregate principal amount of all such offers containing lower rates of interest that have been accepted by the Borrower pursuant to the foregoing clause (y)), the Borrower shall allocate its acceptance of such offers among such Lenders on a pro rata basis based on the maximum amounts bid by such Lenders pursuant to subsection (ii) above.

          (iv) If the Borrower notifies the Agent that such B Borrowing is canceled pursuant to paragraph (iii)(x) above, the Agent shall give prompt notice thereof to the Lenders and such B Borrowing shall not be made.

          (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a B Advance as part of such B Borrowing, of the amount of each B Advance to be made by such Lender as part of such B Borrowing and
     (C) each Lender that is to make a B Advance as part of such B Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a B Advance as part of such B Borrowing shall, before 12:00 Noon (New York City time) on the date of such B Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 8.02 such Lender's portion of such B Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Agent of such funds, the Agent will make such funds available to the Borrower at the Agent's aforesaid address. Promptly after each B Borrowing the Agent will notify each Lender of the amount of the B Borrowing, the consequent B Reduction, and the dates upon which such B Reduction commenced and will terminate.

          (vi) If the Borrower notifies the Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, such notice of acceptance shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of B Borrowing for such B Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the B Advance to be made by such Lender as part of such B Borrowing when such B Advance, as a result of such failure, is not made on such date.

     (b) Each B Borrowing shall be in an aggregate amount not less than $15,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each B Borrowing, the Borrower shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection
(a) above.

     (c) Within the limits and on the conditions set forth in this Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this Section 2.03, provided that a B Borrowing shall not be made within three Business Days of the date of any other B Borrowing.

     (d) The Borrower shall repay to the Agent for the account of each Lender that has made a B Advance, or each other holder of a B Note, on the maturity date of each B Advance (such maturity date being that specified by the Borrower for repayment of such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above and provided in the B Note evidencing such B Advance), the then unpaid principal amount of such B Advance. The Borrower shall have no right to prepay any principal amount of a B Advance unless, and then only on the terms, specified by the Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above and set forth in the B Note evidencing such B Advance.

     (e) The Borrower shall pay interest on the unpaid principal amount of each B Advance from the date of such B Advance to the date the principal amount of such B Advance is repaid in full, at the rate of interest for such B Advance specified by the Lender making such B Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above, as provided in the B Note evidencing such B Advance.

     (f) The indebtedness of the Borrower resulting from each B Advance made to the Borrower as part of a B Borrowing shall be evidenced by a separate B Note of the Borrower payable to the order of the Lender making such B Advance. Upon the repayment in full of the indebtedness of Borrower resulting from such B Advance, the holder of the B Note evidencing such indebtedness shall return such B Note to the Borrower at its address specified pursuant to Section 8.02.

     SECTION 2.04. Swingline Loans. (a) The Swingline Lender agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section 2.04 from time to time on any Business Day during the period from the Effective Date until the Termination Date in amounts such that the aggregate principal amount of Swingline Loans at any one time outstanding shall not exceed its Swingline Commitment. Each loan under this Section 2.04 shall be in a principal amount of at least $1,000,000 or any larger multiple of $1,000,000. All Swingline Loans shall be made as Base Rate Advances. Within the foregoing limits, the Borrower may borrow under this Section 2.04, repay pursuant to Section 2.08(c), or to the extent permitted by Section 2.13(c), prepay Swingline Loans and reborrow under this Section 2.04.

     (b) Notice of Swingline Borrowing. The Borrower shall give the Swingline Lender notice (a "Notice of Swingline Borrowing") not later than 1:00 P.M. (New York City time) on the date of each Swingline Borrowing, specifying (i) the date of such Swingline Borrowing, which shall be a Business Day, and (ii) the amount of such Borrowing.

     (c) Conversion of Swingline Loans to A Advances. The Swingline Lender, at any time in its sole and absolute discretion, may on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to so act on its behalf) notify each Lender (including the Swingline Lender) to make an A Advance to the Borrower in a principal amount equal to such Lender's Percentage of the amount of such Swingline Loan, provided, however that such notice shall be deemed to have automatically been given upon the occurrence of an Event of Default under
Section 6.01(e). Upon notice from the Swingline Lender, each Lender (other than the Swingline Lender) will immediately transfer to the Swingline Lender, in immediately available funds, an amount equal to such Lender's Percentage of the amount of such Swingline Loan and the amounts so received shall be applied to pay such Swingline Loan. Each Lender's obligation to transfer the amount of such A Advance to the Swingline Lender shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Swingline Lender, (ii) the occurrence or continuance of a Default or an Event of Default or the termination of the Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person, (iv) any breach of this Agreement by the Borrower or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     SECTION 2.05. Letters of Credit. (a) Commitment to Issue Letters of Credit. Each LC Bank agrees, subject to the terms and conditions hereof, to issue Letters of Credit upon the request of the Borrower on a sight basis from time to time on any Business Day during the period from the Effective Date until the Termination Date, provided that immediately after each such Letter of Credit is issued, the aggregate amount of the Letter of Credit Liabilities shall not exceed the Available LC Amount. Each Letter of Credit shall be issued in an amount equal to or greater than $100,000. Upon the date of issuance by an LC Bank of a Letter of Credit, the LC Bank shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from the LC Bank, a participation in such Letter of Credit and the related Letter of Credit Liabilities in proportion to its Percentage. The Borrower shall pay to the LC Bank issuance fees and other customary fees in the amounts and at the times as agreed between the Borrower and the LC Bank.

     (b) Request for Issuance. The Borrower shall give the LC Bank at least three Business Days' prior notice (effective upon receipt) of a request for the issuance of a Letter of Credit specifying the date each Letter of Credit is to be issued, and describing the proposed terms of such Letter of Credit and the nature of the transactions proposed to be supported thereby. Upon issuance of or amendments to a Standby Letter of Credit, the LC Bank shall promptly notify the Agent, and the Agent shall promptly notify each Lender of the contents thereof and of the amount of such Lender's participation in such Standby Letter of Credit. The issuance by the LC Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article III, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be satisfactory to the LC Bank and that the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the LC Bank shall have reasonably requested. No Standby Letter of Credit (other than those listed in Schedule VIII) shall have an expiration date extending beyond five days prior to the Termination Date. No Commercial Letter of Credit (other than those listed in Schedule VIII) shall have an expiration date extending beyond 180 days from the issuance date nor have an expiration date less than five days prior to the Termination Date. In the event that the LC Bank issuing any Letter of Credit is other than JPMCB, such LC Bank will send by facsimile transmission to the Agent, promptly on the first Business Day of each week, the daily aggregate amount available for drawing under all Letters of Credit issued by such LC Bank for the previous week. The Agent shall deliver to each Lender, upon the end of each calendar month and upon each Letter of Credit fee payment, a report setting forth for such period the daily aggregate amounts available for drawing under all Letters of Credit issued by all LC Banks and outstanding during such period.

     (c) Reimbursement of Payments. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment or other drawing under such Letter of

Credit and finding such drawing in substantial compliance with the Letter of Credit terms, the LC Bank shall notify the Borrower as to the amount to be paid as a result of such demand or drawing and the respective payment date. If there are at such time amounts on deposit in the Holding Account, the Borrower shall notify the Agent thereof, and the Agent shall withdraw an amount equal to the amount to be paid as a result of such demand or drawing or, if less, the amount on deposit in the Holding Account, on the payment date and pay such amount to the applicable LC Bank. Unless the applicable LC Bank is reimbursed in full from amounts on deposit in the Holding Account, the Borrower shall reimburse the LC Bank in an amount equal to the amount of such drawing by 1:00 P.M. (New York City time) on the day on which such drawing is paid in immediately available funds. If the LC Bank is not reimbursed for the amount of such drawing as provided in the preceding sentence, the LC Bank shall notify the Agent, and the Agent shall notify each other Lender, thereof by 1:30 P.M. (New York City time) on the date such drawing is paid. If at any time the LC Bank shall make a payment to a beneficiary of a Letter of Credit in respect of a drawing or in respect of an acceptance created in connection with a drawing under such Letter of Credit and such drawing has not been paid by the Borrower, each Lender will pay to the Agent, for the account of the LC Bank, immediately upon the LC Bank's demand at any time during the period commencing after such payment until reimbursement therefor in full by the Borrower, an amount equal to such Lender's Percentage multiplied by the amount of such payment, together with interest on such amount for each day from the date of the LC Bank's demand for such payment (or, if such demand is made after 3:00 P.M. (New York City time) on such date, from the next succeeding Business Day) to the date of payment by such Lender of such amount at a rate of interest per annum equal to the Federal Funds Rate for such period.

     (d) Reimbursement Obligations Unconditional. The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the LC Bank for any amounts paid by the LC Bank upon any drawing under any Letter of Credit on the date of such payment by the LC Bank, without presentment, demand, protest or other formalities of any kind, provided that the Borrower shall not hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence (as determined by a court of competent jurisdiction) of the LC Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (ii) the LC Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. All such amounts paid by the LC Bank and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Advances for such day. The LC Bank will promptly pay to each Lender ratably in accordance with its Percentage all amounts received from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such

Lender has made payment to the LC Bank in respect of such Letter of Credit pursuant to Section 2.05(c).

     (e) Indemnification. The Borrower hereby indemnifies and holds harmless each Lender and the Agent from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender or the Agent may incur (or which may be claimed against such Lender or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Bank may incur by reason of or in connection with the failure of any other Lender to fulfill or comply with its obligations to the LC Bank hereunder (but nothing herein contained shall affect any rights the Borrower may have against such defaulting Lender), provided that the Borrower shall not be required to indemnify any Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by
(i) the willful misconduct or gross negligence (as determined by a court of competent jurisdiction) of the LC Bank, such Lender or the Agent in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (ii) the LC Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. Nothing in this Section 2.05(e) is intended to limit the obligations of the Borrower under any other provision of this Agreement.

     (f) Limited Liability of the LC Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary and any transferee of any Letter of Credit with respect to its use of such Letter of Credit. The Lenders, the LC Bank and their respective officers and directors shall not be liable or responsible for, and the obligations of each Lender to make payments, and of the Borrower to reimburse the LC Bank for payments, pursuant to this Section 2.05 shall not be excused by, any action or inaction of any Lender or the LC Bank related to any of: (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents presented under any Letter of Credit, or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;
(iii) payment by the LC Bank against presentation of documents to the LC Bank which do not strictly comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit, absent such LC Bank's gross negligence or willful misconduct; or (iv) any other circumstances whatsoever in making or failing to make or notifying or failing to notify the LC Bank that it is required to make any payment under any Letter of Credit. Notwithstanding the foregoing, the Borrower shall have a claim against the LC Bank and the LC Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which were caused by (i) the LC Bank's willful misconduct or gross negligence

(as determined by a court of competent jurisdiction) in determining whether documents presented under any Letter of Credit comply with the terms thereof or
(ii) the LC Bank's willful failure to pay, or to notify any Lender that it is required to pay, under any Letter of Credit after the presentation to the LC Bank by any beneficiary (or a successor beneficiary to whom such Letter of Credit has been transferred in accordance with its terms) of documents strictly complying with the terms and conditions of such Letter of Credit. Subject to the preceding sentence, the LC Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary unless any beneficiary (or a successor beneficiary to whom such Letter of Credit has been transferred in accordance with its terms) or the Borrower shall have notified the LC Bank that such documents do not comply with the terms and conditions of such Letter of Credit. Each Lender shall, ratably in accordance with its Percentage, indemnify the LC Bank (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the LC Bank's gross negligence or willful misconduct) that the LC Bank may suffer or incur in connection with this Agreement or any action taken or omitted by the LC Bank hereunder.

     (g) Letters of Credit Outside Facility. Nothing in this Section shall be construed as limiting the right of the Borrower to request, or of any Lender to issue, letters of credit for the account of the Borrower that are not "Letters of Credit" for purposes of this Agreement. No request by the Borrower to any Lender for the issuance of a letter or credit shall be deemed a request for the issuance of a Letter of Credit under this Agreement unless (i) the Borrower's request for such letter of credit states in writing that such letter of credit, when issued, shall be a Letter of Credit under this Agreement, or (ii) such Lender conditions its agreement to issue such letter of credit, in writing, on the Borrower's agreement that such letter of credit constitute a Letter of Credit under this Agreement.

     (h) Cash Collateral. If after giving effect to any reduction of the Commitments pursuant to Section 2.07, the aggregate amount available to be drawn under all outstanding Letters of Credit exceeds the aggregate amount of the Commitments, the Borrower shall deposit into the Holding Account an amount in cash sufficient to cause the amount deposited in the Holding Account to equal such excess. At any time after such deposit is made, if an outstanding Letter of Credit expires or is reduced without the full amount thereof having been drawn, the Agent shall withdraw from the Holding Account and deliver to the Borrower an amount equal to the amount by which the amount on deposit in the Holding Account exceeds the aggregate amount by which the amount available to be drawn under outstanding Letters of Credit (after giving effect to such expiration or reduction) exceeds the aggregate amount of the Commitments.

     SECTION 2.06. Fees. (a) Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee on the amount of such Lender's Commitment (whether used or unused and without giving effect to any B Reductions) from the Effective Date in the case of each Lender that is a signatory hereto or, in the case of an assignee Lender, from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender, until the Termination Date (and following the Termination Date on the amount of outstanding Advances, Swingline Loans and Letter of Credit Liabilities), payable in arrears on the last Business Day of each March, June, September and December during the term of such Lender's Commitment, commencing on the first such date to occur after the date hereof, and on the Termination Date, at a rate per annum equal to the Applicable Facility Fee Rate in effect from time to time, provided that any facility fees accruing after the Termination Date shall be payable on demand.

     (b) Letter of Credit Commission. The Borrower agrees to pay to the Agent for the account of each Lender a Letter of Credit commission with respect to each Letter of Credit, computed for each day from and including the date of issuance of such Letter of Credit until the last day a drawing is available under such Letter of Credit, at a rate per annum equal to the Applicable Interest Rate Margin in effect from time to time on the undrawn amount of such Letter of Credit on such day. Such commission shall be payable quarterly in arrears on the last Business Day of each March, June, September and December during the term of each Letter of Credit, and on the Termination Date, provided that any Letter of Credit commissions accruing after the Termination Date shall be payable on demand.

     (c) Agent's Fees. The Borrower shall pay to the Agent for its own account such fees, and at such times, as set forth in the letter, dated March 20, 2002, between the Borrower and the Agent.

     (d) LC Bank Fees. The Borrower hereby agrees to pay directly to an LC Bank upon issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as shall at the time of such issuance, drawing or amendment be the administrative charge which such LC Bank is customarily charging for issuances of, drawings under or amendments of, letters of credit issued by it.

     (e) Utilization Fees. The Borrower agrees to pay to the Agent for the account of each Lender ratably in accordance with such Lender's Commitment, a utilization fee, which shall accrue at a rate equal to 0.25% per annum on all outstanding Advances, Swingline Loans and Letter of Credit Liabilities for each day that the sum of (i) the aggregate outstanding Advances, (ii) the aggregate outstanding Swingline Loans and (iii) the aggregate Letter of Credit Liabilities are in excess of 50% of the sum of the aggregate Commitments, provided that if any Lender continues to have any outstanding Advances, LC Exposure or Swingline Exposure when the Commitments terminate, then such utilization fee shall continue to accrue during any period that such Advances, LC Exposure or Swingline Exposure have not been repaid or satisfied in full. Accrued utilization fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the Termination Date, commencing on the first such date to occur after the date hereof, provided that any utilization fees accruing after the Termination Date shall be payable on demand.

     SECTION 2.07. Termination or Reduction of the Commitments or the Swingline Commitment; Voluntary Reduction; Increase in Aggregate Commitment. The Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of (x) the respective Commitments of the Lenders or (y) the Swingline Commitment, provided that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the sum of the aggregate principal amount of the Advances and Swingline Loans then outstanding plus the aggregate outstanding amount of the Letter of Credit Liabilities, and the aggregate amount of the Swingline Commitment shall not be reduced to an amount that is less than the aggregate principal amount of the Swingline Loans then outstanding, and provided further that each partial reduction shall be in the aggregate amount of $25,000,000 ($1,000,000 in the case of the Swingline Commitment) or an integral multiple of $1,000,000 ($1,000,000 in the case of the Swingline Commitment) in excess thereof.

     SECTION 2.08. Repayment of A Advances, B Advances and Swingline Loans. (a) The Borrower hereby unconditionally promises to pay, and shall repay, the principal amount of each A Advance made by each Lender on the Termination Date, which advance is evidenced by the A Note to the order of such Lender.

     (b) The Borrower hereby unconditionally promises to pay, and shall repay, the principal amount of each B Advance made by each Lender on the date determined in accordance with the procedures for B Advances set forth in Section 2.03, and in no event later than the Termination Date, which advance is evidenced by the B Note to the order of such Lender.

     (c) On the last Business Day of each calendar quarter, the Borrower shall repay all Swingline Loans in full and may not reborrow Swingline Loans until the next succeeding Business Day.

     SECTION 2.09. Interest on Advances and Swingline Loans. (a) Ordinary Interest on A Advances. The Borrower shall pay interest on the unpaid principal amount of each A Advance made by each Lender from the date of such A Advance until such principal amount shall be paid in full, at the following rates per annum:

          (i) Base Rate Advances. If such A Advance is a Base Rate Advance, a rate per annum equal at all times to, from the Effective Date to the Termination Date, the Base Rate in effect from time to time, payable quarterly on the last Business Day of each March, June, September and December.

          (ii) LIBOR Advances. If such A Advance is a LIBOR Advance, a rate per annum equal at all times during each Interest Period for such A Advance to the sum of (x) the LIBOR for such Interest Period for such A Advance plus
     (y) the Applicable Interest Rate Margin in effect on the first day of such Interest Period, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such LIBOR Advance shall be Converted or paid in full.

     (b) Interest on Swingline Loans. The Borrower shall pay interest on the unpaid principal amount of each Swingline Loan made by the Swingline Lender from the date of such Swingline Loan until such principal amount shall be paid in full at a rate per annum equal at all times to the Base Rate in effect from time to time, payable quarterly on the last Business Day of each March, June, September and December.

     (c) Default Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance and Swingline Loan that is not paid when due and on the unpaid amount of all interest, fees and other amounts payable hereunder that is not paid when due, payable on demand, at a rate per annum equal at all times to 2% per annum above the Base Rate in effect from time to time.

     SECTION 2.10. Additional Interest on LIBOR Advances. The Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each LIBOR Advance of such Lender, from the date of such A Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBOR for the Interest Period for such A Advance from (ii) the rate obtained by dividing such LIBOR by a percentage equal to 100% minus the LIBOR Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such A Advance. Such additional interest shall be determined by such Lender and notified in writing to the Borrower through the Agent.

     SECTION 2.11. Interest Rate Determination. (a) The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.09(a)(i) or (ii), and, if necessary, the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.09(a)(ii).

     (b) If LIBOR for any LIBOR Advance cannot be determined because the rate based on Page 3750 of the Dow Jones Market Services is not available for any reason and if fewer than two Reference Banks furnish timely information to the Agent for determining the LIBOR for any LIBOR Advances, the LIBOR with respect to such LIBOR Advance shall be determined by the Agent to be the offered rate per annum at which deposits in dollars appear with respect to the relevant Interest Period on the Reuters Screen LIBOR Page (or any successor page) in each case as of 11:00 A.M. (London time), two Business Days prior to the beginning of such Interest Period or in the event that the foregoing offered rates are not available then:

          (i) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such LIBOR Advances,

          (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

          (iii) the obligation of the Lenders to make, or to Convert A Advances into, LIBOR Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist.

     (c) If any Reference Bank shall fail to furnish timely information to the Agent the Borrower may, with the consent of the Agent (which consent shall not be unreasonably withheld), appoint another Lender as a replacement for such Reference Bank.

     (d) If, with respect to any LIBOR Advances, the Majority Lenders notify the Agent that the LIBOR for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective LIBOR Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon:

          (i) each LIBOR Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

          (ii) the obligation of the Lenders to make, or to Convert A Advances into, LIBOR Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     (e) If the Borrower shall fail to select a new Interest Period for any outstanding LIBOR Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

     (f) On the date on which the aggregate unpaid principal amount of A Advances comprising any A Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $20,000,000, such A Advances shall, if they are LIBOR Advances, automatically Convert into Base Rate Advances, and on and after such date the right of the Borrower to Convert such A Advances into LIBOR Advances shall terminate, provided, however that if and so long as each such A Advance shall be of the same Type and have the same Interest Period as A Advances comprising another A Borrowing or other A Borrowings, and the aggregate unpaid principal amount of all such A Advances shall equal or exceed $20,000,000, the Borrower shall have the right to continue all such A Advances as, or to Convert all such A Advances into, Advances of such Type having such Interest Period.

     SECTION 2.12. Voluntary Conversion of A Advances. The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.11 and 2.15, Convert all A Advances of one Type comprising the same A Borrowing into A Advances of the other Type, provided, however that any Conversion of any LIBOR Advances into Base Rate Advances shall be made on, and only on, the last day of an Interest Period for such LIBOR Advances and any Conversion of Base Rate Advances into LIBOR Advances shall be in an amount not less than $20,000,000, and provided further that the Borrower shall not convert any Base Rate Advances into LIBOR Advances if a Default has occurred and is continuing. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the A Advances to be Converted and (iii) if such Conversion is into LIBOR Advances, the duration of the initial Interest Period for each such A Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

     SECTION 2.13. Prepayments of A Advances and Swingline Loans. (a) The Borrower shall have no right to prepay any principal amount of any A Advances other than as provided in subsection (b) below, or any principal amount of any Swingline Loans other than as provided in subsection (c) below.

     (b) The Borrower may, upon at least one Business Day's notice in the case of Base Rate Advances, and three Business Days' notice in the case of LIBOR Advances to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the A Advances comprising part of the same A Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid, provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 or an integral multiple thereof and (y) in the case of any such prepayment of a LIBOR Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(b).

     (c) The Borrower may, upon notice to the Swingline Lender, prepay any Swingline Loan in whole by paying the principal amount thereof.

     SECTION 2.14. Increased Costs. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the LIBOR Reserve Percentage) in or in the interpretation of any law, regulation, rule or guideline promulgated or made after the date this Agreement is executed and delivered by the Borrower or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) promulgated or made after the date this Agreement is executed and delivered by the Borrower, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining LIBOR Advances, then the Borrower shall from time to time, upon written demand by such Lender (with a copy of such written demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost, provided that the Borrower shall not be obligated to pay any such additional amounts that are attributable to the period (the "Excluded Period") ending 90 days prior to the Borrower's receipt of such written notice, provided further that to the extent such additional amounts accrue during the Excluded Period because of the retroactive effect of the applicable law, rule, regulation, guideline or request promulgated during the 90 day period prior to the Borrower's receipt of such written notice, the limitation set forth in the foregoing proviso shall not apply. A certificate, made in good faith and in reasonable detail, as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender, shall, except for demonstrable or calculation error, be conclusive and binding for all purposes.

     (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) promulgated or made after the date this Agreement is executed and delivered by the Borrower affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, within 30 days after written notice and demand from such Lender (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder, provided that the Borrower shall not be obligated to pay any such additional amounts that are attributable to the Excluded Period, provided further that to the extent such additional amounts accrue during the Excluded Period because of the retroactive effect of the applicable law, rule, regulation, guideline or request promulgated during the 90 day period prior to the Borrower's receipt of such written notice, the limitation set forth in the foregoing proviso shall not apply. A certificate, made in good faith and in reasonable detail, as to such amounts submitted to the Borrower and the Agent by such Lender shall, except for demonstrable or calculation error, be conclusive and binding for all purposes.

     (c) Any Lender claiming any additional amounts payable pursuant to this
Section 2.14 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

     SECTION 2.15. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its LIBOR Lending Office to perform its obligations hereunder to make LIBOR Advances or to fund or maintain LIBOR Advances hereunder, (i) the obligation of such Lender to make, or to Convert A Advances into, LIBOR Advances shall be suspended until such Lender shall notify the Borrower and the Agent that the circumstances causing such suspension no longer exist and (ii) the Borrower shall, on the last day of the Interest Period then applicable thereto or, if it is unlawful for such Lender to maintain such LIBOR Advances for the balance of any such Interest Period, on the last day on which the Borrower has been notified by such Lender that such LIBOR Advances may be lawfully maintained, Convert all LIBOR Advances of such Lender then outstanding into Base Rate Advances in accordance with Section 2.12.

     SECTION 2.16. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes without set-off or counterclaim not later than 12:00 Noon (New York City time) on the day when due in U.S. dollars to the Agent at its address referred to in Section 8.02 in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees or utilization fees ratably (other than amounts payable pursuant to Section 2.03, 2.10, 2.14, 2.18 or 8.04(b)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this

Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) All computations of interest based on the Prime Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the LIBOR or the Federal Funds Rate (for all purposes other than the calculation of the Base Rate) and of Letter of Credit commissions, facility fees and utilization fees shall be made by the Agent, and all computations of interest pursuant to Section 2.10 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, commissions or fees are payable. Each determination by the Agent (or, in the case of Section 2.10, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent calculation or demonstrable error.

     (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, commissions or fees, as the case may be, provided, however that if such extension would cause payment of interest on or principal of LIBOR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

     SECTION 2.17. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the A Advances owing to it (other than pursuant to Section 2.10, 2.14, 2.18 or 8.04(b)) in excess of its ratable share of payments on account of the

A Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the A Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.17 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     SECTION 2.18. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.16, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, net income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on such Lender or the Agent by the state or foreign jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, franchise taxes and net income taxes that are imposed on such Lender by the state or foreign jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the other Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "Other Taxes").

     (c) The Borrower will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.18) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant governmental authority. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor. A certificate, made in good faith and in reasonable detail, as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Agent on its own behalf on or behalf of a Lender, shall be conclusive absent manifest error.

     (d) Each Lender shall, at the time of any written demand for indemnification as set forth in subsection (c) above, provide to the Borrower a receipt for, or other evidence of the imposition of or the payment of, Taxes or Other Taxes to be indemnified under this Section 2.18.

     (e) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in Section 8.02, appropriate evidence of payment thereof.

     (f) For purposes of this Section 2.18, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code of 1986, as amended from time to time.

     (g) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender that is a signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long thereafter as such Lender remains lawfully able to do so), provide the Agent and the Borrower with Internal Revenue Service Form W-8BEN, W-8ECI or W-9, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments of interest pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form, provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to the extent such tax results in liability for such payments, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States interest withholding tax, if any, applicable with respect to the Lender assignee on such date.

     (h) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in subsection (g) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under subsection (g)), such Lender shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States by reason of such failure, provided, however, should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

     (i) Any Lender claiming any additional amounts payable pursuant to this
Section 2.18 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

     (j) In the event the Borrower is required pursuant to this Section 2.18 to pay any amount to any Lender or the Agent or on behalf of any of them to any taxing authority, such Lender shall, if no Default has occurred and is continuing, upon the request of the Borrower delivered to such Lender and the Agent, assign, pursuant to and in accordance with the provisions of Section 8.07, all of its rights and obligations under this Agreement and under the Notes to an Eligible Assignee selected by the Borrower in consideration for (i) the payment by such assignee to the assigning Lender of the principal of, and interest accrued and unpaid to the date of such assignment on, the Note or Notes of such Lender, (ii) the payment by the Borrower to the assigning Lender of any and all other amounts owing to such Lender under any provision of this Agreement accrued and unpaid to the date of such assignment including any additional amounts payable pursuant to this Section 2.18 and (iii) the Borrower's release of the assigning Lender from any further obligation or liability under this Agreement. The assignment fee required under Section 8.07(a) for such assignment shall be paid by the Borrower. Notwithstanding anything to the contrary in this
Section 2.18(j), in no event shall the replacement of any Lender result in a decrease or reallocation of the aggregate Commitments without the written consent of the Majority Lenders.

     SECTION 2.19. Use of Proceeds. On the Effective Date, the Borrower shall prepay, with interest and fees accrued and unpaid thereon, all amounts outstanding under the Existing Five-Year Credit Agreement and the Existing 364-Day Credit Agreement from the proceeds of Advances made on the Effective Date in accordance with the borrowing procedures set forth in Sections 2.02 and
2.03. The proceeds of any subsequent Advances, Swingline Loans and Letters of Credit shall be available, and the Borrower agrees that it will use such proceeds, solely for the general corporate purposes of the Borrower and its Subsidiaries, including, without limitation, acquisitions that have been approved by the board of directors of the acquired entity and stock repurchases.

     SECTION 2.20. Termination Date Extensions. At any time after the second anniversary of the Effective Date, the Borrower may make a written request to the Agent, who shall forward a copy of each such request to each of the Lenders, that the Termination Date then in effect be extended to the date which is one year after such existing Termination Date, provided, however, that the Borrower shall not be permitted to obtain more than two extensions pursuant to this
Section 2.20. Such request shall be accompanied by a certificate of a Financial Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing. If, by the date (a "Response Date") which is 30 days after the date of such request, Lenders holding at least 70% of the Commitments then outstanding agree thereto in writing, the Termination Date of each Lender then consenting, or that thereafter consents, to such extension (each, a "Continuing Lender") shall be automatically extended to the first anniversary of the then existing Termination Date. In the event that the Borrower has not obtained agreement to the requested extension from the requisite percentage of Lenders to permit an extension by the Response Date, the Borrower may extend the deadline for obtaining such percentage to the thirtieth day following such Response Date in order to take such actions, including those contemplated by Section 2.21, with respect to any Lender that has not agreed to such extension (each, a "Non-Continuing Lender"), as the Borrower deems appropriate in order to obtain agreement to such extension from the requisite percentage of Lenders. If the Borrower obtains agreement from the requisite percentage of the Lenders during such thirty day period, the Termination Date shall be extended as to the Continuing Lenders as provided in the second preceding sentence. The Agent shall notify the Borrower and each Lender of the effectiveness of any such extension. No Lender shall be obligated to agree to any extension pursuant to this Section 2.20, and the extension of the Termination Date as to any Lender shall be in its sole discretion. The Termination Date shall not be extended pursuant to this
Section 2.20 for any Lender that is a Non-Continuing Lender.

     SECTION 2.21. Replacement of Lenders. Any Lender claiming any additional amounts payable pursuant to Section 2.14, invoking the provisions of Section
2.15 or becoming a Non-Continuing Lender shall, if no Default has occurred and is continuing, upon the request of the Borrower delivered to such Lender and the Agent, assign, pursuant to and in accordance with the provisions of Section 8.07, all of its rights and obligations under this Agreement and under the other Loan Documents to an Eligible Assignee selected by the Borrower in consideration for (i) the payment by such assignee to the assigning Lender of the principal of, and interest accrued and unpaid to the date of such assignment on, the Note or Notes of such Lender, (ii) the payment by the Borrower to the assigning Lender of any and all other amounts owing to such Lender under any provision of this Agreement accrued and unpaid to the date of such assignment and (iii) the Borrower's release of the assigning Lender from any further obligation or liability under this Agreement. The assignment fee required under Section 8.07(a) for such assignment shall be paid by the Borrower. Notwithstanding anything to the contrary in this
Section 2.21, in no event shall the replacement of any Lender result in a decrease or reallocation of the aggregate Commitments without the written consent of the Majority Lenders.

     SECTION 2.22. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Advances. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Note payable to the order of such Lender in a principal amount up to the Commitment of such Lender.


                                   ARTICLE III

                              CONDITIONS OF LENDING

     SECTION 3.01. Conditions Precedent to the Effective Date. The obligations of the Lenders to make Advances, the obligation of the Swingline Lender to make Swingline Loans and the obligation of the LC Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied:

          (a) This Agreement (including all schedules, exhibits, certificates and opinions delivered pursuant hereto), and each other Loan Document shall have been duly executed and delivered by or on behalf of the Borrower and, in the case of this Agreement, by the Lenders.

          (b) There shall have occurred no material adverse change in the condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole, since February 23, 2002.

          (c) There shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to result in a material adverse change in the condition (financial or otherwise) or results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole, or (ii) purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby.

          (d) All governmental and third-party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

          (e) The Borrower shall have notified the Agent in writing as to the proposed Effective Date.

          (f) The Borrower shall have paid all accrued fees and expenses of the Agent that have been billed (including the accrued fees and expenses of counsel to the Agent).

          (g) The Agent shall have received on or before the Effective Date the following, each dated such date, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:

               (i) certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and the other Loan Documents, and of all documents evidencing other necessary corporate action and government approvals, if any, with respect to this Agreement and the other Loan Documents,

               (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement, the other Loan Documents and the other documents to be delivered hereunder,

               (iii) a copy of a certificate of the Secretary of State of the jurisdiction of incorporation of the Borrower (as of a date reasonably near the Effective Date) that (A) attached thereto is a true and correct copy of the Borrower's charter and each amendment thereto, (B) such amendments are the only amendments to the Borrower's charter on file in his office, (C) the Borrower has paid all franchise taxes to the date of such certificate and (D) the Borrower is duly incorporated and in good standing under the laws of its jurisdiction of incorporation,

               (iv) a certificate of the Borrower, signed by its President or a Vice President and its Secretary or any Assistant Secretary, dated the Effective Date, certifying (A) as to the absence of any amendments to the charter of the Borrower since the date of the Secretary of State's certificate from its jurisdiction of incorporation, (B) that attached is a true and correct copy of the by-laws of the Borrower as in effect on the Effective Date, (C) as to the due incorporation and good standing of the Borrower as a corporation organized under the laws of its jurisdiction of incorporation, and the absence of any proceeding for the dissolution or liquidation of the Borrower, (D) as to the truth and correctness of the representations and warranties contained in Section 4.01 of this Agreement as though made on and as of the Effective Date and (E) as to the absence of any event occurring and continuing, or resulting from the effectiveness of this Agreement or any other Loan Document, if any, that constitutes a Default,

               (v) a favorable opinion of Dorsey & Whitney, LLP, special counsel for the Borrower, substantially in the form of Exhibit D hereto and as to such other matters as any Lender through the Agent may reasonably request,

               (vi) a favorable opinion of John P. Breedlove, Associate General Counsel of the Borrower, substantially in the form of Exhibit E hereto and as to such other matters as any Lender through the Agent may reasonably request,

               (vii) evidence of the termination of the commitments under the Existing Five-Year Credit Agreement and the Existing 364-Day Credit Agreement and the repayment in full of all obligations owing under such agreements, and

               (viii) such other approvals, opinions or documents as any Lender, through the Agent, may reasonably request.

     SECTION 3.02. Conditions Precedent to Each A Borrowing, Swingline Borrowing and Issuance of Letters of Credit. The obligation of each Lender to make an A Advance on the occasion of each A Borrowing (including the initial A Borrowing but other than an A Advance pursuant to section 2.04(c)) resulting in an increase in the aggregate amount of outstanding A Advances, the obligation of each LC Bank to issue a Letter of Credit on the occasion of a request therefor by the Borrower (other than an extension of a maturing Letter of Credit that provides for a drawing thereunder in the absence of such extension), and the obligation of the Swingline Lender to make a Swingline Loan on the occasion of each Swingline Borrowing shall be subject to the further conditions precedent that on the date of such A Borrowing, the issuance of such Letter of Credit or such Swingline Borrowing, as the case may be, the following statements shall be true (and each of the giving of the applicable Notice of A Borrowing, request for issuance of Letter of Credit or Notice of Swingline Borrowing, as the case may be, and the acceptance by the Borrower of the proceeds of such A Borrowing or Swingline Borrowing or benefits of the issuance of such Letter of Credit, as the case may be, shall constitute a representation and warranty by the Borrower that on the date of such A Borrowing, the issuance of such Letter of Credit or such Swingline Borrowing, as the case may be, such statements are true):

          (i) the representations and warranties contained in Section 4.01 are correct on and as of the date of such A Borrowing, the issuance of such Letter of Credit or such Swingline Borrowing, as the case may be before and after giving effect to such A Borrowing, the issuance of such Letter of Credit or such Swingline Borrowing, as the case may be, and to the application of the proceeds therefrom, as though made on and as of such date, and

          (ii) no event has occurred and is continuing, or would result from such A Borrowing, the issuance of such Letter of Credit or such Swingline Borrowing, as the case may be, or from the application of the proceeds therefrom, which constitutes a Default.

     SECTION 3.03. Conditions Precedent to Each B Borrowing. The obligation of each Lender that is to make a B Advance on the occasion of a B Borrowing (including the initial B Borrowing) to make such B Advance as part of such B Borrowing is subject to the conditions precedent that (i) the Agent shall have received the written confirmatory Notice of B Borrowing with respect thereto,
(ii) (x) in the case of any B Borrowing (except as otherwise set forth in subclause (y) below), on or before the date of such B Borrowing, but prior to such B Borrowing, and (y) in the case of same day, fixed rate B Borrowings, promptly after any such B Borrowing, the Agent shall have received a B Note payable to the order of such Lender for each of the one or more B Advances to be made by such Lender as part of such B Borrowing, in a principal amount equal to the principal amount of the B Advance to be evidenced thereby and otherwise on such terms as were agreed to for such B Advance in accordance with

Section 2.03 and (iii) on the date of such B Borrowing the following statements shall be true (and each of the giving of the applicable Notice of B Borrowing and the acceptance by the Borrower of the proceeds of such B Borrowing shall constitute a representation and warranty by the Borrower that on the date of such B Borrowing such statements are true):

          (a) the representations and warranties contained in Section 4.01 are correct on and as of the date of such B Borrowing, before and after giving effect to such B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

          (b) no event has occurred and is continuing, or would result from such B Borrowing or from the application of the proceeds therefrom, which constitutes a Default, and

          (c) no event has occurred and no circumstance exists as a result of which the information concerning the Borrower that has been provided to the Agent and each Lender by the Borrower in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary, to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

          (a) Each of the Borrower and its Subsidiaries is a corporation or entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and, except where the failure to be so (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          (b) The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereunder and thereunder, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the charter or by-laws of the Borrower or any of its Subsidiaries, (ii) violate any law, rule, regulation, order, writ, judgment, determination or award binding on or affecting the Borrower or any of its Subsidiaries except where such violation, individually and together with all other such violations, would not reasonably be expected to require payments by the Borrower and its Subsidiaries of $25,000,000 or more or have a Material Adverse Effect or (iii) conflict with or result in the breach of, or constitute a default under, any agreement or instrument binding on or affecting the Borrower or any of its Subsidiaries except where such conflict, default or breach, individually, and together with all other such conflicts, defaults or breaches, would not reasonably be expected to require payments by the Borrower and its Subsidiaries of $25,000,000 or more or have a Material Adverse Effect.

          (c) This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and the other Loan Documents when delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

          (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, or any third party that is a party to any agreement or instrument binding on the Borrower or any of its Subsidiaries is required for the due execution, delivery or performance by the Borrower of this Agreement or any other Loan Document, or for the consummation of the transactions contemplated by this Agreement or the other Loan Documents.

          (e) (i) The Consolidated balance sheet of the Borrower and its Subsidiaries as at February 23, 2002, and the related statements of income and retained earnings of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of KPMG LLP, independent public accountants, copies of which have been furnished to each Lender, fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with GAAP. Since February 23, 2002, there has been no material adverse change in the business, assets, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole; and (ii) except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum, none of the Borrower or its Subsidiaries has, as of the Effective Date, any material contingent liabilities, long-term commitments that were not incurred by the Borrower or its Subsidiaries in the ordinary course of their business or unrealized losses.

          (f) There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, that (i) is likely to result in a material adverse change in the condition (financial or otherwise) or results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole, or (ii) purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby.

          (g) (i) No information, exhibit or report furnished by or on behalf of the Borrower to the Agent or any Lender in connection with the negotiation of the Loan Documents (including but not limited to the Information Memorandum) or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading in light of the circumstances under which such statements were made; and (ii) all financial projections that have been provided by or on behalf of the Borrower to the Agent or any Lender were prepared in good faith based on reasonable assumptions (it being understood that such projections are subject to significant uncertainties and contingencies beyond the Borrower's control, and that no assurance can be given that the projections will be realized).

          (h) Following application of the proceeds of each Advance, Swingline Loan and Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 5.02(a) or Section 5.02(c) or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Debt will be margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

          (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of the Borrower or any of its ERISA Affiliates that has resulted in or is reasonably likely to result in a liability of the Borrower or any of its ERISA Affiliates in excess of $25,000,000 in any one case or $50,000,000 in the aggregate.

          (j) Schedule B (Actuarial Information) to the most recently filed annual report (Form 5500 Series) for each Plan of the Borrower or any of its ERISA Affiliates, copies of which have been filed with the Internal Revenue Service and furnished to the Lenders to the extent required under
     Section 5.01(d)(iv), is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

          (k) Neither the Borrower nor any of its ERISA Affiliates has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan in excess of $25,000,000 in any one case or $50,000,000 in the aggregate.

          (l) Neither the Borrower nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan of the Borrower or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA, if as a result thereof the Borrower or any of its ERISA Affiliates would incur or would reasonably be expected to incur, any liability in excess of $25,000,000 in any one case or $50,000,000 in the aggregate.

          (m) The fair market value of the assets of all Plans, as at February 23, 2002, was not less than 80% of the present value of all projected benefit obligations under such Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87), as of the date of the most recent financial statements reflecting such amounts.

          (n) The aggregate annualized amount paid net of the retiree annual contributions (including, without limitation, the cost of insurance premiums) with respect to post-retirement benefits under Welfare Plans for which the Borrower and its Subsidiaries are liable does not exceed $12,000,000.

          (o) Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which are required to be filed, and all taxes related to such returns and any assessments made against it or any of its respective properties and all other taxes, fees or other charges imposed on it or any of its respective properties by any governmental authority (other than those the amount or validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries as the case may be) have been paid, except to the extent the failure to make such filings or payments would not reasonably be expected to have a Material Adverse Effect.

          (p) Neither the Borrower nor any of its Subsidiaries is (i) an "investment company", or an "affiliated person" of, or "promotor" or "principal underwriter" for an "investment company", as such terms are defined in the investment Company Act of 1940, as amended, or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

          (q) Except for such matters individually or in the aggregate that would not reasonably be expected to have a Material Adverse Effect: (i) the operations and properties of the Borrower and each of its Subsidiaries comply with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of the Borrower and its Subsidiaries and the Borrower and its Subsidiaries are in compliance with all such Environmental Permits, and (ii) no circumstances exist that could be reasonably likely to (x) form the basis of an Environmental Action against the Borrower or any of its Subsidiaries or any of their respective properties, or (y) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

          (r) (i) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted, to utilize such properties for their intended purposes or which would not reasonably be expected to have a Material Adverse Effect.

               (ii) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (s) Schedule IV sets forth the name of, and the ownership interest of the Borrower and its applicable Subsidiaries in, each Subsidiary of the Borrower as of the Effective Date.


                                    ARTICLE V

                            COVENANTS OF THE BORROWER

     SECTION 5.01. Affirmative Covenants. Until the Commitments have expired or terminated and the principal of and interest on each Advance and Swingline Loan shall have been repaid in full, all fees payable hereunder have been paid in full, each Note shall have been repaid, all Letters of Credit have expired or terminated and all Reimbursement Obligations shall have been satisfied, the Borrower will, unless the Majority Lenders shall otherwise consent in writing:

          (a) Compliance with Laws, Payment of Taxes, Etc. Comply, and cause each of its Subsidiaries to comply, except where such failure to comply would not reasonably be expected to have a Material Adverse Effect, with
     (i) all its payment obligations (other than in respect of Debt and judgments or orders for the payment of money), (ii) all applicable laws (including, without limitation, ERISA and Environmental Laws), rules, regulations and orders, such compliance to include, without limitation, paying and discharging before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except, in each case, where (A) the validity or amount thereof is being contested in good faith by appropriate proceedings, (B) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation, and (iii) all material contracts to which it or its Subsidiaries is a party.

          (b) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises, provided, however, that the Borrower and any Subsidiary may consummate any merger, consolidation, liquidation or dissolution permitted under Section 5.02(b), and provided further that the Borrower and its Subsidiaries shall not be required to preserve any right or franchise if the Borrower and the relevant Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Subsidiaries and that the loss thereof is not disadvantageous in any material respect to the Borrower and its Subsidiaries, taken as a whole.

          (c) Keeping of Books. Keep, and cause each Subsidiary to keep, proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each Subsidiary in order to permit the Borrower to prepare Consolidated financial statements of the Borrower in accordance with GAAP.

          (d) Reporting Requirements. Furnish to each Lender:

               (i) (x) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and retained earnings of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified by a Financial Officer of the Borrower as having been prepared in accordance with GAAP;

               (y) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the Consolidated annual report for such year for the Borrower and its Subsidiaries, containing Consolidated financial statements for such year, certified in a manner acceptable to the Majority Lenders by KPMG LLP or other nationally recognized independent public accountants; and

               (z) together with each delivery of financial statements required by clauses (x) and (y) above, a certificate of a Financial Officer (A) stating that the signer has reviewed or caused to be reviewed under his or her supervision the terms of this Agreement and the other Loan Documents and the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence as at the date of such certificate of any condition or event that constitutes a Default, and (B) setting forth (except to the extent specifically set forth in such financial statements) information in reasonable detail necessary to demonstrate the Borrower's compliance as at the end of such accounting period with Section 5.02(e), (f), (g) and (n) (including, but not limited to, a description of and amounts comprising the elements of Consolidated Debt, each determined in accordance with GAAP);

               (ii) as soon as possible and in any event within five days after any Financial Officer of the Borrower has knowledge of the occurrence of each Default continuing on the date of such statement, a statement of a Financial Officer of the Borrower setting forth the details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

               (iii) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to its shareholders, and copies of all reports and registration statements which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

               (iv) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan of the Borrower or any of its ERISA Affiliates, provided that this clause (iv) shall apply only to the extent that the total "current liability" indicated on any such Schedule B exceeds $8,000,000;

               (v) promptly and in any event within 15 Business Days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any ERISA Event has occurred, a statement of a Financial Officer of the Borrower describing such ERISA Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

               (vi) promptly and in any event within five Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan of the Borrower or any of its ERISA Affiliates or to have a trustee appointed to administer any Plan of the Borrower or any of its ERISA Affiliates;

               (vii) promptly after commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in Section 4.01(f); and

               (viii) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

          (e) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

          (f) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to maintain or preserve any properties if the Borrower determines, in its reasonable business judgment, that the maintenance and preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower or such Subsidiary.

          (g) Visitation Rights. At any reasonable time upon the occurrence and during the continuance of a Default while any Advance is outstanding, permit the Agent or any of the Lenders, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers and with their independent certified public accountants.

     SECTION 5.02. Negative Covenants. Until the Commitments have expired or terminated and the principal of and interest on each Advance and Swingline Loan shall have been repaid in full, all fees payable hereunder have been paid in full, each Note shall have been repaid, all Letters of Credit have expired or terminated and all Reimbursement Obligations shall have been satisfied, the Borrower will not, without the written consent of the Majority Lenders:

          (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, other than:

               (i) in the case of the Borrower, purchase money Liens to secure Debt incurred solely for the purpose of financing the acquisition of any real property, fixtures or equipment acquired by the Borrower with the proceeds of such Debt, provided that any such Liens attach only to the assets so purchased and the Debt (including any extensions, renewals or refinancings thereof) secured by any such Lien does not exceed 100% of the purchase price of the property being purchased, or

               (ii) in the case of any Subsidiary of the Borrower, purchase money Liens to secure Debt incurred by such Subsidiary solely to finance the purchase price of real property, fixtures or equipment to the extent permitted pursuant to clause (ii) of Section 5.02(d), provided that any such Liens attach only to the assets so purchased and the Debt (including any extensions, renewals or refinancings thereof) secured by any such Lien does not exceed 100% of the purchase price of the property being purchased, or

               (iii) in the case of any Subsidiary of the Borrower, Liens to secure Debt assumed by such Subsidiary solely in connection with the acquisition of real property, fixtures or equipment to the extent permitted pursuant to clause (iii) of Section 5.02(d), provided that any such Liens attach only to the assets so purchased and the Debt (including any extensions, renewals or refinancings thereof) secured by any such Lien does not exceed 100% of the purchase price of the property being purchased, or

               (iv) in the case of any Person acquired by the Borrower or any Subsidiary of the Borrower, which Person will be, upon such acquisition, a

          Subsidiary of the Borrower, Liens to secure Debt to the extent permitted pursuant to clause (iv) of Section 5.02(d), provided that any such Liens attach only to the assets of the Person so acquired and the Debt (including any extensions, renewals or refinancings thereof) secured by any such Lien does not exceed 100% of the purchase price of the Person being acquired, or

               (v) in the case of the Borrower, Liens existing on property at the time of the acquisition thereof by the Borrower (other than any such Lien created in contemplation of such acquisition that was not incurred to finance the acquisition of such property), or

               (vi) any extensions, renewals or replacements of any of the Liens permitted by subclauses (i) through (v) above or subclause (ix) below for the same or a lesser amount, provided, however, that no such Liens shall extend to or cover any real property, fixtures, equipment or other assets not theretofore subject to the Lien being extended, renewed or replaced, or

               (vii) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been made in accordance with GAAP, or

               (viii) Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business, or

               (ix) Liens existing on the Effective Date and set forth on
          Schedule V, or

               (x) Liens incurred by the Receivables Subsidiary in a Permitted Receivables Financing, or

               (xi) Liens not otherwise permitted by the foregoing clauses of this Section 5.02(a) securing Debt, provided that the aggregate principal amount of Debt secured by such Liens at the time any such Lien is created (after giving effect to such Lien) does not exceed 5% of Consolidated Tangible Assets (determined by reference to the most recent balance sheet submitted pursuant to Section 5.01(d)(i)), and provided further that such Liens shall only apply to assets of Subsidiaries of the Borrower if such Liens secure only Debt of Subsidiaries of the Borrower that is permitted pursuant to clause
          (viii) of Section 5.02(d).

     Without limiting the generality of the foregoing, neither the Borrower nor any of its Subsidiaries will incur, create or permit to exist any Lien on its Inventory or Eligible Accounts Receivables other than (i) Liens created by statute and (ii) Liens that are unperfected and inconsequential and held by vendors of the Borrower and its Subsidiaries in the ordinary course of business.

          (b) Mergers, Etc. Merge or consolidate with or into, liquidate or dissolve, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or permit any of its Subsidiaries to do so, except that:

               (i) any Subsidiary of the Borrower may merge or consolidate with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with any one or more other Subsidiaries of the Borrower,

               (ii) the Borrower or any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any of its assets to the Borrower or any Subsidiary of the Borrower, as the case may be,

               (iii) the Borrower or any Subsidiary of the Borrower may merge with any other corporation, provided that the Borrower or, in the case of any Subsidiary, a Subsidiary shall be the continuing or surviving corporation, and the Borrower shall be in compliance on a pro forma basis after giving effect to such merger, with the covenants contained in Sections 5.02(e),(f), (g) and (n) recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such merger (and any related incurrence or repayment of Debt) had occurred on the first day of each relevant period for testing such compliance,

               (iv) the Borrower may engage in transactions permitted by Section 5.02(c), and

               (v) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, provided that, in the case of each transaction permitted under this Section 5.02(b), at the time of such proposed transaction and immediately after giving effect to such proposed transaction, no Default shall have occurred and be continuing.

          (c) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, its assets, or grant any option or other right to purchase, lease or otherwise acquire its assets, other than:

               (i) sales of inventory in the ordinary course of its business,

               (ii) any sale of assets in a transaction authorized by subsections (b)(i), (ii), (iii) or (v) of this Section 5.02,

               (iii) the sale of the Borrower's interest in any Subsidiary engaged principally in manufacturing or production businesses,

               (iv) sales of rights to payment and the security therefor to the extent such sales are accounted for as true sales in accordance with GAAP,

               (v) other sales, leases, transfers or other dispositions of assets of the Borrower or any of its Subsidiaries not to exceed in the aggregate 10% of the Consolidated Tangible Assets (determined by reference to the most recent balance sheet submitted pursuant to
          Section 5.01(d)(i)) for all such sales, leases, transfers or other dispositions, and

               (vi) sales pursuant to a Permitted Receivables Financing.

          (d) Subsidiary Debt. Permit any of its Subsidiaries to create, incur, assume or suffer to exist any Debt, other than:

               (i) Debt owed to the Borrower or to a wholly owned Subsidiary of the Borrower,

               (ii) Debt (including Capital Leases) incurred after the Effective Date to finance the purchase price of real property, fixtures or equipment acquired by such Subsidiary from a Person other than the Borrower or any other Subsidiary of the Borrower, provided that such real property, fixtures or equipment shall be purchased on an arm's-length basis and at a fair market value as reasonably determined at the time of such acquisition by the authorized officers or the Board of Directors of the Borrower, as the case may be, in a manner consistent with the Borrower's standard procedures, and extensions, refinancings and renewals of such Debt, provided further that the aggregate principal amount of Debt (including Capital Leases) incurred by all Subsidiaries pursuant to this clause (ii) or clause (iii) below shall not exceed (A) $150,000,000 during the Borrower's 2003 fiscal year and (B) in any fiscal year of the Borrower thereafter, 15% of Consolidated EBITDA for the Borrower's immediately preceding fiscal year,

               (iii) secured Debt assumed after the Effective Date by such Subsidiary in connection with the acquisition of real property, fixtures or equipment which Debt (x) is secured only by such property and (y) is outstanding at the time of the acquisition of such property and not incurred to finance the acquisition thereof, and extensions, refinancings and renewals of such Debt, provided that the aggregate principal amount of Debt (including Capital Leases) incurred by all Subsidiaries pursuant to this clause (iii) or clause (ii) above shall not exceed (A) $150,000,000 during the Borrower's 2003 fiscal year and
          (B) in any fiscal year of the Borrower thereafter, 15% of Consolidated EBITDA for the Borrower's immediately preceding fiscal year,

               (iv) Debt of a Person that is acquired by such Subsidiary or the Borrower, which Person will be, upon such acquisition, a Subsidiary of the Borrower and which Debt (x) is secured, if at all, only by the assets of such Person and (y) is outstanding at the time of the acquisition of such Person and not incurred to finance the acquisition thereof, provided that the Borrower shall be in compliance on a pro forma basis after giving effect to such acquisition with the covenants contained in Sections 5.02(e),(f), (g) and (n) recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Debt) had occurred on the first day of each relevant period for testing such compliance,

               (v) indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,

               (vi) Debt existing on the Effective Date (all Debt of the Subsidiaries of the Borrower for borrowed money in a principal amount of $5,000,000 or greater existing on the Effective Date is described on Schedule III),

               (vii) any extension, refinancing, or renewal of any of the Debt specified in subclause (iv) and subclause (vi) of this subsection (d) not resulting in an increase in the principal amount of such Debt so extended, refinanced, or renewed,

               (viii) Debt of such Subsidiary not otherwise permitted by the foregoing clauses of this Section 5.02(d), provided that the aggregate principal amount of such Debt of all Subsidiaries at any one time outstanding does not exceed $75,000,000,

               (ix) Debt incurred pursuant to the Loan Documents, and

               (x) Debt incurred by the Receivables Subsidiary in a Permitted Receivables Financing.

          (e) Interest Expense Coverage Ratio. Permit the ratio of (a) Consolidated EBITDA plus Consolidated Rent Expense to (b) Consolidated Interest Expense plus Consolidated Rent Expense, in each case for any period of four consecutive fiscal quarters of the Borrower ending on any date on or after the Effective Date to be less than 3.2 to 1.0.

          (f) Leverage Ratio. Permit the ratio of (a) Consolidated Debt any day to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such day to be greater than 3.0 to 1.0.

          (g) Asset Coverage Ratio. Permit, on any day, the ratio of (i) Consolidated Inventory plus Eligible Accounts Receivable on such day to
     (ii) the sum of the aggregate principal amount of outstanding Borrowings on such day plus the aggregate LC Exposure on such day, to be less than 2.0 to 1.0.

          (h) Sale and Leaseback Transactions. Enter into, or permit any of its Subsidiaries to enter into, any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale or transfer of any real property, fixtures or equipment that (i) is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 90 days after the Borrower or such Subsidiary acquires or completes the construction of such real property, fixtures or equipment or (ii) is made for cash consideration in an amount not less than the fair value (as reasonably determined by the Borrower in good faith) of such fixed or capital asset and is effected pursuant to Section 5.02(c)(v).

          (i) Transactions with Affiliates. Sell, lease or otherwise transfer, or permit any of its Subsidiaries to sell, lease or otherwise transfer, any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions (other than for the provision of accounting, payroll, treasury, cash management, financial, legal and other administrative services, in each case, in the ordinary course of business) with, any of its Affiliates, except transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties.

          (j) Business of Borrower and Subsidiaries. Engage, or permit any of its Subsidiaries to engage, at any time, in any business or business activity to the extent doing so would cause the predominant business of the Borrower and its Subsidiaries (taken as a whole) at any time to be a business that is not a business conducted by the Borrower or its Subsidiaries on the date hereof or business activities reasonably related or incidental thereto.

          (k) Restrictive Agreements. Enter into, incur or permit to exist, or permit any of its Material Subsidiaries to enter into, incur or permit to exist, directly or indirectly, any agreement or other arrangement, other than any agreement or arrangement that is terminable at any time by the Borrower or such Material Subsidiary at its sole option for cash consideration (including the repayment of any Debt, fees, expenses or other amounts in respect thereof) that does not exceed $10,000,000 in the aggregate for all such agreements and arrangements, that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Material Subsidiary of the Borrower to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Material Subsidiary of the Borrower to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary of the Borrower or to Guarantee Debt of the Borrower or any other Subsidiary of the Borrower, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the Effective Date identified in Schedule VI (or to any extension or renewal of, or any amendment or modification of, or any other restrictions or conditions contained in agreements replacing or refinancing the agreements imposing the restrictions and conditions described in Schedule VI, in each case that do not expand the scope of any such restriction or condition described in
     Schedule VI, except that expansions of the scope of any such restrictions as a result of provisions existing on the date hereof that automatically incorporate changes to this Agreement shall be permitted), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt


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

     and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

          (l) Amendment of Material Documents. Amend, modify or waive, or permit any of its Subsidiaries to amend, modify or waive in any manner that is materially adverse to the Lenders, any of its rights under (a) its certificate of incorporation, by-laws or other organizational documents,
     (b) any documents or agreements entered into in connection with a Permitted Receivables Financing, the Existing Notes Indenture, the transactions described in Schedule VII (other than as expressly permitted under Schedule
     IX) and (c) any other documents or agreements that are material to the Borrower and its Subsidiaries taken as a whole.

          (m) Debt of the Borrower. Allow the aggregate principal amount of Debt (other than Excluded Debt) of the Borrower that is created or incurred after the Effective Date (including any refinancing or replacement thereof) and scheduled to amortize or mature prior to the date that is three months after the Termination Date to exceed $75,000,000 at any one time outstanding.

          (n) Net Worth. Permit the Net Worth as of any day following the Effective Date to be less than the sum of $1,500,000,000 plus 50% of Consolidated Net Income (if positive) for each fiscal quarter for which Consolidated Net Income is positive that ends after the Effective Date and on or prior to the date of determination.

     SECTION 5.03. Restrictive Financial Covenants. If the Borrower enters into, incurs or permits to exist, or permits any of its Subsidiaries to enter into, incur or permit to exist, directly or indirectly, any agreement or other arrangement in respect of any Debt or other monetary obligations for an aggregate amount of more than $25,000,000 that imposes any condition or covenant measuring the Borrower's or such Subsidiary's financial performance or financial standing which is more restrictive than the covenants in Section 5.02 (e), (f) or (g), such condition or covenant shall be deemed to be incorporated into this Agreement, provided that this Section shall not apply in respect of the covenant contained in Section 4.7(e) of the Indenture dated as of June 26, 1997 among Shoppers Food Warehouse Corp. as issuer, SFW Holding Corp. as guarantor and Norwest Bank Minnesota, National Association as trustee, as amended as of the Effective Date.


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

                                   ARTICLE VI

                                EVENTS OF DEFAULT

     SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) the Borrower shall fail to pay (i) any principal of any Borrowings or Reimbursement Obligation when the same becomes due and payable; (ii) any interest on Borrowings or any other amount due hereunder (other than as set forth in clause (iii) of this subsection (a)), in each case within three days of the date on which the same becomes due and payable; or (iii) fees required to be paid pursuant to Section 2.06, and amounts due under Section 8.08, in each case within three days of notice thereof by the Agent to the Borrower; or

          (b) any written representation or warranty made at any time prior to or on or after the Effective Date by the Borrower (or any of its officers) herein or in any other Loan Document or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made; or

          (c) the Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 2.19, 5.01(b) (as to the Borrower's corporate existence), 5.01(d), 5.01(e) or 5.02, or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for thirty days after the earliest of: (i) the date written notice thereof shall have been given to the Borrower by the Agent or any Lender; (ii) the date written notice thereof shall have been given by the Borrower to the Agent or any Lender; and (iii) the date by which the Borrower was required to have delivered to the Lenders the statement required under Section 5.01(d)(ii); or

          (d) the Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal amount of at least $25,000,000 individually or $50,000,000 in the aggregate (but excluding Debt evidenced by the Notes) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or the Borrower or any of its Subsidiaries shall fail to be in compliance with any covenant under any agreement or instrument relating to any Debt outstanding in a principal amount of at least $25,000,000 individually or $50,000,000 in the aggregate (but excluding Debt evidenced by the

     Notes) and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate or to permit the acceleration of, the maturity of such Debt; or any Debt outstanding in a principal amount of at least $25,000,000 individually or $50,000,000 in the aggregate (but excluding Debt evidenced by the Notes) shall be declared to be due and payable, or required to be prepaid (other than by a required prepayment which does not arise because of a failure to comply with any such covenant), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (e) the Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of sixty days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

          (f) any judgment or order for the payment of money in excess of $25,000,000 or more in the case of any one judgment or order and $50,000,000 or more in the aggregate for all such judgments and orders (to the extent not covered by insurance), or otherwise materially adverse to the business, condition (financial or otherwise), results of operations or prospects of the Borrower and its Subsidiaries taken as a whole shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (g) any ERISA Event shall have occurred with respect to a Plan of the Borrower or any of its ERISA Affiliates and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the

     Insufficiency of any and all other Plans of the Borrower and its ERISA Affiliates with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Borrower and its ERISA Affiliates related to such ERISA Event) exceeds $25,000,000 in any one case or $50,000,000 in the aggregate; or

          (h) the Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of the Borrower or any of its ERISA Affiliates that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $25,000,000 in any one case or $50,000,000 in the aggregate; or

          (i) the Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of the Borrower or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts otherwise required to be contributed to such Multiemployer Plans by an amount exceeding $25,000,000 in any one case or $50,000,000 in the aggregate;

          (j) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
     1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of the Borrower; or (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason (other than due to death or disability) to constitute a majority of the board of directors of the Borrower (except to the extent that individuals who at the beginning of such 24-month period were replaced by individuals
     (x) elected by 66-2/3% of the remaining members of the board of directors of the Borrower or (y) nominated for election by a majority of the remaining members of the board of directors of the Borrower and thereafter elected as directors by the shareholders of the Borrower); or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of control over Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of the Borrower; or


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

          (k) any default or other event (other than expiration at the end of the scheduled term thereof or in connection with a refinancing thereof that is a Permitted Receivables Financing) shall have occurred under the Receivables Transfer Agreement or any other document governing any Permitted Receivables Financing if the effect of such default or other event is to cause any Person (other than the Borrower and its Subsidiaries) to terminate any purchases of accounts receivable by such Person from the Borrower or any of the Borrower's Subsidiaries pursuant to the Permitted Receivables Financing;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Borrowings, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Borrowings, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and demand that the Borrower pay into the Holding Account an amount of cash equal to the aggregate amount available for drawing under all outstanding Letters of Credit, provided, however, that, in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated,
(B) the Notes and all Borrowings, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower and (C) the Borrower will pay to the Agent, for deposit in the Holding Account, an amount of cash equal to the aggregate amount available for drawing under all outstanding Letters of Credit.


                                   ARTICLE VII

                                    THE AGENT

     SECTION 7.01. Appointment. The Lenders hereby appoint JPMCB as the Agent to act as specified herein and in the other Loan Documents. Each Lender hereby irrevocably authorizes and each holder of any Note by the acceptance of such Note shall be deemed to irrevocably authorize the Agent to take such action on its behalf under the provisions hereof, the Notes (including, without limitation, to give notices and take such actions on behalf of the Majority Lenders as are consented to in writing by the Majority Lenders) and any other instruments, documents and agreements referred to herein or therein and to exercise such powers hereunder and thereunder as are specifically delegated to the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder and under the Notes, by or through its officers, directors, agents, employees or affiliates, and the provisions of Sections 7.03 and 7.05 shall apply to such officers, directors, agents, employees and affiliates.

     SECTION 7.02. Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of the Agent shall be mechanical and administrative in nature. EACH LENDER HEREBY ACKNOWLEDGES AND AGREES THAT THE AGENT SHALL NOT HAVE, BY REASON OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS, A FIDUCIARY RELATIONSHIP TO OR IN RESPECT OF ANY LENDER. Nothing in this Agreement or in any other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Loan Documents except as expressly set forth herein or therein. The Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise in writing by the Majority Lenders. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Borrowings hereunder and shall make its own appraisal of the credit worthiness of the Borrower, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Borrowings or at any time or times thereafter (except as set forth in this Agreement). The Agent will promptly notify each Lender at any time that the Majority Lenders have instructed it to act or refrain from acting pursuant to Article VI. None of the Syndication Agent or the Co-Lead Arrangers and Joint Bookrunners, shall have any specified duties under this Agreement.

     SECTION 7.03. Exculpation, Rights Etc. Neither the Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any Note, or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any other Loan Document or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any other Loan Document or any other document or the financial condition of the Borrower. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document or any other document or the financial condition of the Borrower, or the existence or possible existence of any Default or Event of Default unless requested to do so by the Majority Lenders. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals (including the failure to act or approve) which by the terms of this Agreement or the other Loan Documents, the Agent is permitted or required to take or to grant, and if such instructions are requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under this Agreement or the other Loan Documents until it shall have received such instructions from the Majority Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting, approving or refraining from acting or approving under any of the Loan Documents in accordance with the instructions of the Majority Lenders or, to the extent required by Section 8.01, all of the Lenders.

     SECTION 7.04. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, writing, resolution, statement, certificate, order or other document or any telephone, telex, teletype or telecopier message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining herein or to any other Loan Document and its duties hereunder or thereunder, upon advice of counsel selected by the Agent.

     SECTION 7.05. Indemnification. To the extent the Agent is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Agent under this Agreement or any other Loan Document, in proportion to each Lender's Percentage, provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The obligations of the Lenders under this Section shall survive the payment in full of all principal and interest on each Advance and Swingline Loan, all fees payable hereunder and the expiration or termination of all Letters of Credit and the satisfaction of all Reimbursement Obligations and the termination of this Agreement or any other Loan Document.

     SECTION 7.06. Agent In Its Individual Capacity. With respect to its Advances, Swingline Loans, Commitment (and its Percentage thereof), Swingline Commitment and Letters of Credit, the Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or holder of obligations hereunder. The terms "Lenders", "holder of obligations" or "Majority Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender, one of the Majority Lenders or a holder of obligations hereunder. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not acting as the Agent hereunder or under the Notes, including, without limitation, the acceptance of fees or other consideration for services without having to account for the same to any of the Lenders.

     SECTION 7.07. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     SECTION 7.08. Holders of Obligations. The Agent may deem and treat the payee of any obligation hereunder as reflected on the books and records of the Agent as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent pursuant to Section 8.07(c). Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any obligation hereunder shall be conclusive and binding on any subsequent holder, transferee or assignee of such obligation or of any obligation or obligations granted in exchange therefor.

     SECTION 7.09. Resignation by the Agent. (a) The Agent may resign from the performance of all its functions and duties hereunder at any time by giving thirty Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

     (b) Upon any such notice of resignation, the Majority Lenders shall appoint a successor Agent who shall be satisfactory to the Borrower and shall be an incorporated bank or trust company.

     (c) If a successor Agent shall not have been so appointed within said thirty Business Day period, the Agent, with the consent of the Borrower, shall then appoint a successor Agent who shall serve as the Agent until such time, if any, as the Majority Lenders, with the consent of the Borrower, appoint a successor Agent as provided above.

     (d) If no successor Agent has been appointed pursuant to clause (b) and if the Borrower has not provided the necessary consent pursuant to clause (c) by the thirty-fifth Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Majority Lenders shall thereafter perform all the duties of the Agent hereunder until such time, if any, as the Majority Lenders, with the consent of Borrower, appoint a successor Agent as provided above.

     SECTION 7.10. Removal of Agent. (a) The Majority Lenders may, at any time, remove the Agent by giving thirty Business Days' prior written notice to the Agent and the Borrower. The Borrower shall have the right to remove the Agent by written notice to the Agent if (i) the Agent is adjudged bankrupt or insolvent,
(ii) a receiver or other public officer takes charge of the Agent or its property, (iii) the Agent is in material breach of its obligations hereunder or
(v) the Agent otherwise becomes incapable of acting. Such removal shall take effect upon the appointment of a successor Agent pursuant to paragraph (b) or
(c) below or as otherwise provided below.

     (b) Upon any such notice of removal, the Majority Lenders shall appoint a successor Agent who shall be satisfactory to the Borrower and shall be an incorporated bank or trust company.

     (c) If a successor Agent shall not have been so appointed within said thirty Business Day period, the Borrower shall then appoint a successor Agent who shall serve as the Agent until such time, if any, as the Majority Lenders, with the consent of the Borrower, appoint a successor Agent as provided above.

     (d) If no successor Agent has been appointed pursuant to clause (b) and if the Borrower has not provided the necessary consent pursuant to clause (c) by the thirty- fifth Business Day after the date such notice of removal was given to the Agent, the Majority Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Majority Lenders, with the consent of Borrower, appoint a successor Agent as provided above.


                                  ARTICLE VIII

                                  MISCELLANEOUS

     SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the A Notes nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders (and, if the rights or duties of the Agent, any LC Bank or the Swingline Lender are affected thereby, by the Agent, such LC Bank or the Swingline Lender, as the case may be), and then such waiver, consent or other agreement shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders affected thereby, do any of the following: (a) waive any of the conditions specified in
Section 3.01, 3.02 or 3.03, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes, the Borrowings or


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

any fees or other amounts payable hereunder, (e) reduce the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes or the Borrowings, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (f) extend the Termination Date except as provided pursuant to Section 2.20, (g) extend the expiration date of any Letter of Credit to a date beyond the latest possible Termination Date then in effect under this Agreement, or (h) amend this Section 8.01, and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

     SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, transmitted, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at 11840 Valley View Road, Eden Prairie, MN 55344, Attention: Treasurer, with a copy to the Corporate Secretary of the Borrower, at the aforesaid address, if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule II hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, JPMorgan Chase Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Victor Quinones (Telecopy No.
(212) 552-7500), with a copy to JPMorgan Chase Bank, 270 Park Avenue, New York, NY 10017, Attention of Joanne Roberts (Telecopy No. (212) 270-7594); or as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, transmitted, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Agent pursuant to Article II or VII shall not be effective until received by the Agent.

     SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Agent and the Co-Lead Arrangers and Joint Bookrunners in connection with the negotiation, preparation, execution, syndication, delivery, administration, modification and amendment of this


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

Agreement, the other Loan Documents and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all reasonable costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses) of the Agent and the Lenders, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Loan Documents and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a).

     (b) If any payment of principal of, or Conversion of, any LIBOR Advance, or any B Advance which bears interest based on a rate per annum at which deposits in U.S. dollars are offered to prime banks in the London interbank market, is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.11(f), 2.13 or 2.15 or acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon written demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

     (c) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in
Section 2.18 shall survive the payment in full of principal and interest hereunder and under the Notes.

     SECTION 8.05. Right of Setoff. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and the Agent are hereby authorized at any time and from time to time, to the fullest extent permitted by law to set- off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or the Agent to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and any Note held by such Lender or the Agent, whether or not such Lender or the Agent shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender and the Agent agree promptly to notify the Borrower after any such set-off and application made by such Lender or the Agent, provided that the


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

failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and the Agent under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender and the Agent may have.

     SECTION 8.06. Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions set forth in Section 3.01) when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Lender that is a signatory hereto that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

     SECTION 8.07. Assignments and Participations. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.

     (b) Any Lender may at any time grant to one or more lenders or other institutions (each a "Participant") participating interests in its Commitment or any or all of its A Advances. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement, provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (c) or (d) or (g) of Section 8.01 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

     (c) Any Lender may at any time, and so long as no Default shall have occurred and be continuing, if demanded by the Borrower pursuant to Section 2.21 upon at least five Business Days' notice to such Lender and the Agent will, assign to one or


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

more Eligible Assignees (each an "Assignee") all, or a proportionate part (such portion to be in an amount equal to all of such Lender's Commitment or equal to or greater than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, unless otherwise agreed to by the Borrower and the Agent) of all, of its rights and obligations under this Agreement and the other Loan Documents, and such Assignee shall assume such rights and obligations, pursuant to an assignment and acceptance in substantially the form of Exhibit C hereto (an "Assignment and Acceptance") executed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of the Borrower and the Agent, such consents not to be unreasonably withheld, provided that if an Assignee is a Lender Affiliate of such transferor Lender or another Lender, neither the Borrower's nor the Agent's consent shall be required and, if any Event of Default shall have occurred and be continuing, the Borrower's consent shall not be required, and provided further that such assignment may, but need not, include rights of the transferor Lender in respect of outstanding B Advances. Notwithstanding the foregoing, no assigning Lender shall, after giving effect to any such assignment, and as determined on the effective date of the Assignment and Acceptance with respect thereto, retain a Commitment hereunder of less than $5,000,000 (unless otherwise agreed to by the Borrower and the Agent). Upon execution of an Assignment and Acceptance and the payment of a nonrefundable assignment fee of $3,500 in immediately available funds to the Agent in connection with each such assignment, written notice thereof by such transferor Lender to the Agent and the recording by the Agent of such assignment in the register (the "Register") maintained by the Agent and the resulting effect upon the Advances of the assigning Lender and the Assignee, the Assignee shall have, to the extent of such assignment, the same rights and benefits as it would have if it were a Lender hereunder and the holder of a Note (provided that the Borrower and the Agent shall be entitled to continue to deal solely and directly with the assignor Lender in connection with the interests so assigned to the Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by the assignor Lender and the Assignee) and, if the Assignee has expressly assumed, for the benefit of the Borrower, some or all of the transferor Lender's obligations hereunder, such transferor Lender shall be relieved of its obligations hereunder to the extent of such assignment and assumption. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the date it becomes a Lender under this Agreement, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.18. Each Assignee shall take such Advances and Commitment subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken hereunder, prior to the receipt by the Agent and the Borrower of written notice of such transfer, by each previous holder of such Advances and Commitment. Such Assignment and Acceptance shall be deemed to amend this Agreement and Schedule I hereto, to the extent, and only to the extent, necessary to reflect the addition of such Assignee as a Lender and the resulting adjustment of all or a portion of the rights and obligations of such transferor Lender under


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

this Agreement, the determination of its Percentage (in each case, rounded to twelve decimal places), the Advances and any new Notes to be issued, at the Borrower's expense, to such Assignee, and no further consent or action by the Borrower or the Lenders shall be required to effect such amendments.

     (d) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time pledge or assign all or any portion of its rights under this Agreement and the other documents executed and delivered in connection herewith (including, without limitation, the Note held by it) to secure obligations of such Lender, including any pledge or assignment to secure obligations to any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board without notice to, or the consent of, the Borrower or the Agent and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (e) No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 2.14 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 2.14 or 2.15 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     (f) Notwithstanding anything to the contrary contained herein, any Lender (a "Designating Lender"):

          (i) may grant to one or more special purpose funding vehicles (each, an "SPV"), identified as such in writing from time to time by the Designating Lender to the Agent and the Borrower, the option to provide to the Borrower all or any part of any Advance that such Designating Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement, provided that (A) nothing herein shall constitute a commitment by any SPV to make any Advance; (B) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Designating Lender shall be obligated to make such Advance pursuant to the terms hereof and (C) the Designating Lender shall remain liable for any indemnity or other payment obligation with respect to its Commitment hereunder. The making of an Advance by an SPV hereunder shall utilize the Commitment of the Designating Lender to the same extent, and as if, such Advance were made by such Designating Lender.

          (ii) As to any Advances or portion thereof made by it, each SPV shall have all the rights that a Lender making such Advances or portion thereof would


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

     have had under this Agreement, provided, however, that each SPV shall have granted to its Designating Lender an irrevocable power of attorney, to deliver and receive all communications and notices under this Agreement and any other Loan Documents and to exercise on such SPV's behalf, all of such SPV's voting rights under this Agreement. No Note shall be required to evidence the Advances or portion thereof made by an SPV; and the related Designating Lender shall be deemed to hold its Note (if such Note is requested by the Designated Lender under this Agreement) as agent for such SPV to the extent of the Advances or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Lender as agent for such SPV.

          (iii) Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable. In furtherance of the foregoing, each party hereto hereby agrees (which agreements shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.

          (iv) In addition, notwithstanding anything to the contrary contained in this Section 8.07(f) or otherwise in this Agreement, any SPV may (A) at any time and without paying any processing fee therefor, assign or participate all or a portion of its interest in any Advances to the Designating Lender or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Advances and (B) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV. This Section 8.07(f) may not be amended without the written consent of any Designating Lender affected thereby.

     SECTION 8.08. Indemnification. The Borrower agrees to indemnify and hold harmless the Agent, each Lender and each of their Affiliates and their respective directors, officers, employees, agents, advisors and representatives (each, an "Indemnified Party"), from and against, and to promptly reimburse them and each of them, for any and all liabilities, obligations, losses, damages, actions, judgments, suits, claims, costs, out-of-pocket expenses and disbursements (including, without limitation, interest, penalties and all reasonable attorneys' fees and expenses) and settlement costs that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any litigation or proceeding or governmental action or investigation (administrative or judicial), arising out of, related to or in connection with the actual or


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

proposed use of the proceeds of the Advances or arising out of this Agreement or any other Loan Document, whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto or is otherwise required to respond thereto, provided that the Borrower shall not be liable hereunder to the extent such claim, damage, loss, liability, or expense (i) arises out of any settlement made without the Borrower's consent, which consent shall not unreasonably be withheld, (ii) arises out of any proceeding brought against any Indemnified Party by a security holder of such Indemnified Party based upon rights afforded such security holder solely in its capacity as such, (iii) arises solely from disputes among two or more Indemnified Parties, (iv) is found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party or (v) is found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted solely from such Indemnified Party's breach of its obligations under the Loan Documents.

     SECTION 8.09. Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.

     SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

     SECTION 8.11. Confidentiality. Except to the extent permitted by this Section, the Lenders shall keep confidential all non-public information obtained by them from the Borrower pursuant to this Agreement that has been identified as such by the Borrower and the Lenders shall refrain from using such information other than in connection with this Agreement and the transactions contemplated hereby, provided, however, that Lenders may make such disclosure thereof as is required or requested by any governmental agency or self-regulatory organization or representative thereof with supervisory jurisdiction over it or pursuant to legal process, or as may otherwise be required by law or court order, provided further, however, that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request received by it from any governmental agency or self-regulatory organization or representative thereof (other than any such request in connection with an examination of


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

such Lender by a governmental agency or self-regulatory organization with supervisory jurisdiction over it) for disclosure of any such non-public information prior to disclosure of such information so that the Borrower may seek an appropriate protective order or make a public disclosure of such information if the Borrower determines in its sole discretion that such disclosure may be required under SEC Regulation FD. The Borrower authorizes each Lender to disclose to any of its Affiliates, attorneys, auditors and accountants and any prospective Lender or Participant any and all information in such Lender's possession concerning the Borrower and any Subsidiary of the Borrower that has been delivered to such Lender by or on behalf of the Borrower pursuant to Section 5.01(d), provided that each such Person shall agree to keep such information confidential in accordance with this Section 8.11. In no event shall any Lender be obligated or required to return any materials furnished by or on behalf of the Borrower or any of its Subsidiaries but such Lender shall be responsible for the destruction thereof or confidential safekeeping in accordance with its standard procedures for keeping information of a similar nature. Notwithstanding the foregoing, this Section 8.11 shall not apply to any information that is or becomes generally available to the public other than as a result of the disclosure by (a) the Borrower to any Lender or (b) any Lender, Participant, prospective Lender or Participant or their respective representatives.

     SECTION 8.12. WAIVER OF JURY TRIAL, ETC. EACH OF THE BORROWER, THE AGENT, THE SYNDICATION AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE BORROWER, THE AGENT, THE SYNDICATION AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                            (Signature Page Follows)


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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                       SUPERVALU INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       JPMORGAN CHASE BANK,
                                       as Agent


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       BANK ONE, NA,
                                       as Syndication Agent


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


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